NORDSTROM 401(k) PLAN
2021 RESTATEMENT

Includes All Amendments Approved by the Company
since the 2019 Restatement, including:
Amendment 2020-1

Jackson Lewis PC
______________________
Seattle, WA 98101

    NORDSTROM 401(k) PLAN
2021 Restatement
Table of Contents

Appendices:
A.    Participant Investment Direction Appendix
B.    Store Closure Provisions Appendix
C.    CARES Act Provisions Appendix
D.    Acquisitions Service History Appendix

NORDSTROM 401(k) PLAN
2021 Restatement
W I T N E S S E T H:
WHEREAS, certain of the Employers, and their predecessors, entered into a Profit Sharing Plan (“Plan”) and Trust Agreement on December 31, 1952; and
WHEREAS, the parties in 1988 amended and restated the Plan and Trust Agreement to adopt separate provisions regarding Code § 401(k) in a document referred to as the Nordstrom Employee Deferral Retirement Plan, which was subsequently renamed the Nordstrom 401(k) Plan (“401(k) Plan”); and
WHEREAS, the parties in 2003 amended and restated the Plan and Trust Agreement to incorporate the terms of the 401(k) Plan into the Plan to avoid redundancies in maintaining separate plan documents; and
WHEREAS, the parties have amended and restated the Plan in 1993, 1995, 1998, 2000, 2003, 2004, 2008; 2014 and 2019; and
WHEREAS, in 2019, the Company most recently amended and restated the Plan into the 2019 Restatement to incorporate amendments adopted since the 2014 Restatement; and
WHEREAS, the 2019 Restatement of the Plan has subsequently been amended; and
WHEREAS, the Company desires to amend and restate this Plan to incorporate amendments adopted since the 2019 restatement, certain substantive provisions reflecting changes in Plan design, changes in legal rules governing the Plan, and other administrative modifications reflecting changes in the Plan’s operation; and
NOW, THEREFORE, the Company does hereby adopt the Nordstrom 401(k) Plan as amended and restated herein in the form of this 2021 Restatement.
Section 1.NAME AND PURPOSE OF PLAN
1.1 Name and Purpose of Plan. The Plan shall be known as the Nordstrom 401(k) Plan.
1.2 Effective Date.
1.2.1 2021 Restatement. Unless another effective date is specified herein or in a prior Plan amendment, this 2021 Restatement is effective January 1, 2021, and shall govern rights with respect to employment with the Employers on and after January 1, 2021. Rights and benefits with respect to employment prior to 2021 shall be governed by the prior version of the Plan as amended and in effect at the time of reference, unless otherwise specifically provided herein.
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1.2.2 Retroactive Effective Date. Provisions herein that are needed to comply with any legislation and regulations shall be effective retroactively as of the earliest compliance date required by law. Unless otherwise indicated, such retroactivity shall not change the effective date or amount of any Employer contribution made under Section 5 or other benefit provisions implemented for reasons other than compliance with the law and regulations.
Section 2.DEFINITIONS
When used herein, the following words shall have the following meanings unless the context clearly indicates otherwise:
2.1 Administrator means the Company.
2.2 Anniversary Date means December 31st of each year.
2.3 Break in Vesting Service means a Payroll Year in which the Participant has failed to complete more than five hundred (500) Hours of Service.
2.4 Code means the Internal Revenue Code of 1986, as amended.
2.5 Company means Nordstrom, Inc.
2.6 Compensation means that portion of compensation received from an Employer that is described in this Section 2.6 and that appears on an Employee’s IRS Form W-2 as taxable wages for the Payroll Year ending with any Plan Year. Compensation includes all monies paid to an Employee for services rendered in the form of salary and wages, including bonuses and commissions, and those amounts which are part of the Employee’s basic compensation scheme and paid regularly in accordance with any agreed formula.
2.6.1 Items Specifically Included. Except as specifically provided herein, Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of an Employee under Code §§ 125 or 402(g)(3). For Plan Years commencing on and after January 1, 1998, Compensation shall also include Employees’ pre-tax contributions for qualified transportation fringe benefits under Code § 132(f)(4).
2.6.2 Items Specifically Excluded. Except as specifically provided herein, the term “Compensation” shall not include any amounts paid outside of the regularly occurring payment for services (as described above) including, but not limited to, any reimbursements or other expense allowances, employee awards, taxable fringe benefits (and non-taxable fringe benefits not described in 2.6.1), moving expenses, severance pay, disability pay under the employer’s separately written disability program, amounts received as stock or under any stock-based compensation program (such as stock awards, option gains or performance share units) and their equivalent cash value and other deferred compensation and welfare benefits.
2.6.3 Timing of Payment. Amounts paid after severance of employment will not be included in Compensation, provided that such amounts shall be included in Compensation
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if the following conditions are met: (i) the payment is made by the later of: 2 ½ months after severance from employment or the last day of the Limitation Year (the “Limitation Year” is the same as the Plan Year) in which the severance occurs; and (ii) the amounts would have been included in compensation for purposes of Code § 415 if they were paid prior to the employee’s severance from employment.
2.6.4 Yearly Maximum. The annual Compensation of each Participant to be taken into account under the Plan for any year shall not exceed the maximum compensation limit in effect under Code § 401(a)(17) as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code § 415(d).
2.6.5 Compensation for Testing Purposes. For purposes of the nondiscrimination tests under Code §§ 401(a)(4), 401(k) and (m), the Administrator may use any definition of compensation permitted by Code § 414(s). Also, if an Employee is a common-law employee of two or more corporations (or other business entities) that must be treated as a single employer under Code §§ 414(b), (c), (m), or (o), the term Compensation for testing purposes includes compensation from all such corporations and business entities, regardless of whether the corporation or other business entity has a qualified plan.
2.7 Disability means that the Participant is determined to be disabled either: (i) under the Company’s long-term disability plan (if applicable); or (ii) by the Social Security Administration.
2.8 Eligible Employee means each Employee of an Employer except the following:
2.8.1 An Employee covered by a collective bargaining agreement that does not provide for participation in the Plan.
2.8.2 A Leased Employee treated as an employee for pension purposes solely because of Code § 414(n).
2.8.3 An individual classified by the Employer as either an independent contractor or employee of a nonaffiliated entity rather than as a common law employee of the Employer, regardless of whether such individual is later determined by a court or a governmental administrative agency to be a common law employee of an Employer.
2.8.4 Non-resident aliens who receive no earned income from sources within the United States.
2.8.5 An Employee who, prior to his or her earliest participation date under Section 4.1, makes a one-time irrevocable election not to participate in the Plan, in accordance with procedures established by the Administrator. An Employee is not eligible to receive anything of value from any Employer, from the Administrator, or from any other person associated with the Employer or the Plan in consideration of the Employee’s election not to participate in the Plan.
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2.8.6 An individual who is not paid through Nordstrom payroll and who does not receive a Form W-2 from Nordstrom, regardless of whether such individual is later determined by a court or a governmental administrative agency to be a common law employee of an Employer.
Notwithstanding the above, Sections 2.8.2, 2.8.3, 2.8.5, and 2.8.6 are not intended to exclude such individuals from consideration for the purposes of coverage testing under Code § 410(b), and, to the extent required, non-discrimination testing under Code §§ 401(a), 401(k) and 401(m) even though they are not eligible to participate in the Plan.
2.9 Employee means, for purposes of this Plan any person employed as a common-law employee by an Employer or by any other employer required to be aggregated with an Employer under Code §§ 414(b), (c), (m) or (o).
2.10 Employer and Employers mean the Company and any other entity required to be aggregated with an Employer under Code §§ 414(b), (c), (m) or (o), provided the Company has authorized and such entity has specifically acted to adopt this Plan.
2.11 Employment Commencement Date means the first day on which an Employee performs an Hour of Service for the Employer. In addition, employees of companies acquired by the Company and who become Eligible Employees upon the closing of the acquisition shall be granted credit for Hours of Service performed for the acquired company unless the Company’s Chief Human Resources Officer determines that such service credit should not be granted. Any actions taken pursuant to this authority will be documented in Appendix D to the Plan.
2.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended.
2.13 Highly Compensated Employee and Non-Highly Compensated Employee.
2.13.1 Highly Compensated Employee. “Highly Compensated Employee” is defined in Code § 414(q) and related Treasury Regulations. In determining which Employees are Highly Compensated Employees, the following shall apply:
(a) Subject to (b) and (c) below, Highly Compensated Employees for a Plan Year are persons who perform services for an Employer during the Plan Year or the preceding Plan Year and are one or more of the following:
(1) An owner of greater than 5 percent of an Employer (a “5-percent owner”) during either the current or the preceding Plan Year. For this purpose, a 5-percent owner is defined as any person who owns (or is considered as owning by applying the constructive ownership rules of Code § 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total combined voting power of all stock of the corporation.
(2) An Employee receiving Compensation from the Employer over $80,000 (as adjusted under Code § 415(d)) for the preceding Plan Year who is among the
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highest paid twenty percent (20%) of Employees of the Employer during the preceding Plan Year, aggregating Employees of all Employers and excluding Employees to the extent provided by applicable Regulations.
(b) Former Employees shall be taken into account in accordance with applicable Regulations. A former Employee shall be treated as a Highly Compensated Employee if:
(1) such Employee was a Highly Compensated Employee when such employee severed employment; or
(2) such employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).
(c) “Compensation” for purposes of this Section 2.13 shall mean Compensation under Section 2.6.5.
2.13.2 Non-Highly Compensated Employee. “Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee.
2.14 Hour of Service means:
2.14.1 Paid for Work. Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.
2.14.2 Paid Nonwork Time. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the Employee’s employment has severed) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence,
(a) No more than five hundred one (501) Hours of Service are to be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);
(b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed, is not to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and
(c) Hours of Service are not to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
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For purposes of this paragraph, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
2.14.3 Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under Section 2.14.1 or 2.14.2, as the case may be, and under this Section 2.14.3
2.14.4 Determination Rules. The determination of Hours of Service for reasons other than the performance of duties, and the crediting of Hours of Service to computation periods, shall be in accordance with Department of Labor regulations 29 CFR § 2530.200b2(b) and (c), which are incorporated by reference.
2.15 Leased Employee means any person (other than an Employee of an Employer) who pursuant to an agreement between an Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code § 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction and control of the Employer. The determination of who is a Leased Employee shall be made in accordance with any rules and regulations issued by the Secretary of the Treasury or his delegate.
2.16 Named Fiduciary means the appropriate party, parties or entities appointed or delegated such named fiduciary functions pursuant to Section 3 and Section 13.
2.17 Participant means a current or former Eligible Employee who has an account in the Plan.
2.18 Payroll Year means the period of fifty-two (52) consecutive weeks for which an Employee’s IRS Form W-2 compensation is calculated.
2.19 Permanent Break in Eligibility Service means the sixty (60) month period during which an Employee has no Hours of Service, as measured from the date of the Employee’s most recent Severance from Employment Date.
2.20 Plan means the Nordstrom 401(k) Plan set forth in this document and all subsequent amendments thereto.
2.21 Plan Year means the 12-month period commencing on January 1 and ending on December 31.
2.22 Retirement means a Participant’s severance from employment after the Normal Retirement Date as defined in Section 9.1.
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2.23 Retirement Committee means the Nordstrom Retirement Committee, established by the Board of Directors of the Company under Section 13.1.2(e), and charged with those powers and duties under Section 13.1.5.
2.24 Severance from Employment Date means the earlier of (a) the date an Employee quits, retires, is discharged, or dies, whichever occurs first, or (b) the first anniversary of the first date that the Employee is continually absent from work for any other reason (except where such absence is attributable to a Company-approved leave of absence).
2.25 Taxable Year means the twelve (12) month period adopted by the Company for its tax purposes. Currently, the Company’s Taxable Year ends on the Saturday closest to each January 31.
2.26 Trustee means the person or persons holding the assets of the Plan pursuant to the terms of one (1) or more Trust Agreements entered into by the Employer.
2.27 Trust Fund means those funds and assets of the Plan held by the Trustee.
2.28 Valuation Date means any day that the New York Stock Exchange is open for business and trading.
2.29 Year of Service means a Payroll Year in which an Employee is credited with one thousand (1,000) or more Hours of Service. Unless otherwise specified in this Plan, Eligible Employees who worked for any member of the Controlled Group (as defined in Code § 414(b)) prior to that member being acquired by the Company, and former employees of companies acquired by the Company shall be credited with Years of Service under this Plan with respect to years of service with the other member of the Controlled Group based on the actual hours method or, if actual hours are unavailable, the elapsed time method.
2.30 Non-Adopting Employer means any of the following:
(a) Nordstrom Retail Canada, Inc.;
(b) Nordstrom Puerto Rico LLC; and
(c) any other entity that is required to be aggregated with an Employer under Code §§ 414(b), (c), (m) or (o) but is not an Employer because such entity has not adopted this Plan.
Section 3.ADMINISTRATION OF PLAN
3.1 Plan Administrator. The Company as Administrator, in conjunction with the Retirement Committee, has the general powers and authority to administer provided below in Sections 3.1.1 to 3.1.3:
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3.1.1 Complete Administrative Power. The complete power and authority, in its sole discretion, to implement and delegate all functions necessary or desirable for the proper administration of the Plan, including but not limited to powers set forth in this Section 3.
3.1.2 Actions Binding. Any action taken in good faith in the exercise of authority conferred by this Plan shall be conclusive and binding upon the Participants and their beneficiaries.
3.1.3 Discretion is Absolute. All discretionary powers conferred upon the Administrator and Retirement Committee, as applicable, shall be absolute, provided, however, that no discretionary power shall be exercised in a manner that results in discrimination in favor of Employees who are officers, shareholders or Highly Compensated Employees of an Employer.
3.2 Enumerated Administrative Powers. Without limitation of its general powers under the Plan, the Company and Retirement Committee, as applicable, shall have the following enumerated powers:
3.2.1 Control Administration. Full power and authority to control and manage the operation and administration of the Plan.
3.2.2 Plan Interpretation. To construe and apply all Plan and Trust provisions, including the specific power and authority to interpret the Plan and Trust, to remedy or resolve ambiguities, inconsistencies or omissions and to decide any questions about the rights of Participants and their beneficiaries.
3.2.3 Benefit Eligibility. To decide all questions relating to an individual’s status as an Employee, the eligibility of Employees to become Participants, the amount of service of any Employee or Participant, and the amount of benefits to which any Participant may be entitled by reason of service prior to or after the effective date hereof.
3.2.4 Benefit Payment. To approve the payment of all benefits as they become payable under the Plan and to pursue the recovery of any payment made which exceeds the amount to which an individual is entitled to receive under the terms of the Plan.
3.2.5 Service Providers. To engage such professional consultants, assistants and service providers as the Administrator, in its discretion, deems advisable, necessary or appropriate, including (but not limited to) accountants, actuaries, consultants, legal counsel, medical practitioners and clerical assistants to perform services with regard to any of its responsibilities under the Plan, and to rely on opinions and advice given by any such third party.
3.2.6 Records. To ensure that all records necessary for proper operation of the Plan are kept.
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3.2.7 Reports and Disclosures. To ensure compliance with all reporting, filing and disclosure requirements imposed on the Plan “administrator” by ERISA and any other applicable law.
3.2.8 Inspection of Records. During business hours to make available to service providers and any Participant or beneficiary any records relating to the Plan as required by law, provided that a Participant or beneficiary shall be entitled to examine only such records as pertain exclusively to him or her, including (but not limited to) the Plan and Trust Agreement and all amendments thereto.
3.2.9 Indemnity Bond. To arrange for all bonds required by law, but the amount thereof need not exceed the minimum requirements imposed by law.
3.2.10 Legal Process. To designate an agent for service of legal process in any suit or action involving the Plan.
3.2.11 Fees and Expenses. To negotiate and fix the compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other person retained or employed by the Administrator or other party designated to carry out administrative duties under the Plan.
3.2.12 Other. To perform or cause to be performed such further acts as it may deem necessary, appropriate or convenient for the efficient administration of the Plan.
3.3 Administrative Records. Each party having responsibility for any Plan administration function under the Plan shall keep such records as shall be appropriate for the orderly and efficient performance of such functions, and shall permit any other party having Plan administration responsibility to examine any of such records which are appropriate to the latter’s functions.
3.4 Employer Records. The records of the Employers shall be conclusive evidence as to all matters forming the basis for participation in the Plan and for the calculation of benefits thereunder. Any individual or entity shall be entitled to rely upon a certificate of an officer of the Company as to any Employee’s Years of Service, age, Compensation and cause for the severance of service, and as to any other information pertinent to the calculation or determination of the Employee’s interest under the Plan.
3.5 Duties of Participant. The Administrator may require a Participant to furnish to it such information and instruments or documents as it may deem necessary in the administration of the Plan. Compliance with such requirements shall be a condition of a Participant’s receipt of benefits.
3.6 Administrator Expenses. No Company employee who performs administrative functions under the Plan shall receive any compensation for such service beyond his or her compensation as an Employee of the Company, but shall be entitled to reimbursement from the
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Company for any reasonable expenses actually and properly incurred in the performance of such duties.
3.7 Individuals Indemnified. The Company hereby indemnifies any Company Employee or Director who carries out any responsibilities under the Plan, and holds them harmless from the effects, consequences, expenses, attorney fees and damages arising from their acts or conduct in such capacity, except to the extent that such consequences are the result of their own willful misconduct or breach of good faith. Such indemnification shall be in addition to any other rights each may have as a matter of law, or by reason of any insurance or other indemnification.
3.8 Administrator Continues Until Trust Exhausted. If the Company shall cease to exist and no successor adopts or continues the Plan, the members of the Retirement Committee at that time (and their successors) shall remain in office until final termination of the Trust, and shall assume any and all powers and duties not otherwise previously delegated. The remaining member or members shall fill any vacancies caused by death, resignation, disability or other cause.
3.9 Plan Expenses.
3.9.1 Expenses Paid by Trust Fund. The following shall be paid by the Trust Fund:
(a) Operating Expenses. All expenses of the Administrator and the Trust, as the case may be, attributable to the operation of the Plan and Trust, to the extent they constitute reasonable expenses of administering the Plan and are not paid by the Company under Section 3.9.2.
(b) Taxes. Any taxes and related interest and penalties assessed against the Trust Fund.
3.9.2 Payment by Company Without Reimbursement. Except for the reimbursement to the Company of direct expenses consistent with Section 17.7, the obligation of the Trust to pay any expenses charged to the Trust shall cease to exist to the extent such charges are paid by the Company.
3.9.3 Administrator Protest. Payment under Section 3.9.1 or 3.9.2 may be withheld pending resolution of any objection by the Administrator.
Section 4.ELIGIBILITY OF EMPLOYEES TO PARTICIPATE
4.1 Initial Participation.
4.1.1 Elective Deferral Contributions. An Eligible Employee begins participation for purposes of making Elective Deferrals and designated Roth contributions (including Catch-up Contributions, if applicable) immediately upon his or her Employment Commencement Date.
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4.1.2 Matching Contributions. Effective January 1, 2021, Eligible Employees begin participation for purposes of receiving an allocation of Matching Contributions immediately upon his or her Employment Commencement Date. Notwithstanding the foregoing, Matching Contribution allocation eligibility for Eligible Employees with Employment Commencement Dates before January 1, 2021, shall continue to be determined under the Plan document in effect at that time.
4.2 Break in Eligibility Service — Reemployment After Break. An Employee who becomes a Participant in this Plan remains a Participant until he or she receives a distribution of his or her entire vested account balance. If the Employee incurs a Permanent Break in Eligibility Service and subsequently is reemployed by the Employer, for Plan eligibility purposes the Participant’s Employment Commencement Date shall be his or her most recent reemployment date. If an Employee severs employment and is subsequently reemployed by the Employer prior to incurring a Permanent Break in Eligibility Service, the Severance from Employment Date shall be disregarded for eligibility purposes and he or she will enter the Plan as provided in Section 4.1 following his or her rehire date. However, if the Employee incurs a Permanent Break in Eligibility Service prior to his or her reemployment date, the period of service prior to the Permanent Break in Eligibility Service is disregarded for Plan eligibility purposes.
4.3 Information from Employer. As of each Anniversary Date or such other period as the Company deems appropriate, the Employer will provide the Administrator or its designated agent with the appropriate information necessary to ascertain all Eligible Employees, their dates of employment, Hours of Service, Compensation, and dates of termination.
Section 5.CONTRIBUTIONS
5.1 Employer Profit Sharing Contribution
5.1.1 Generally. Effective January 1, 2021, the Employer will not make any discretionary profit-sharing contributions. For each Plan Year prior to January 1, 2021, the Employer could make a discretionary profit-sharing contribution in an amount to be determined by the Board of Directors of each Employer pursuant to the terms of the Plan document then in effect and shall be allocated in accordance with such Plan document.
5.1.2 Forfeitures. To the extent not used to restore amounts previously forfeited under Section 10.8.2, forfeitures under Section 8.3 for the then completed Plan Year shall be used to reduce the Employer contribution obligations or to pay expenses of Plan administration, as determined by the Retirement Committee in its sole discretion.
5.2 Elective Deferral Contributions. The following provisions are effective January 1, 2021:
5.2.1 Deferral Amount. Each Participant may elect to defer a portion of his or her Compensation for any Plan Year in a whole percentage between one percent (1%) and fifty percent (50%). However, no Participant shall be permitted to have Elective Deferral Contributions made to this Plan, or any other qualified plan maintained by the Employer during
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any taxable year, in excess of the dollar limitation contained in Code § 402(g) in effect at the beginning of such taxable year, except to the extent permitted under Section 5.2.3 of the Plan and Code § 414(v) relating to Catch-up Contributions. The Plan Administrator may, at any time, reduce the Elective Deferral Contributions for any Participant if it determines that reduction is necessary in order to avoid exceeding the limits imposed by this subsection or Section 6. The Plan Administrator shall provide for separate elections with respect to bonuses.
5.2.2 Qualified Automatic Contribution Arrangement on and after January 1, 2021. Effective for Plan Years beginning on and after January 1, 2021, the Plan is intended to be a “qualified automatic contribution arrangement” that satisfies the requirements of Code Sections 401(k)(13). To the extent that any other provision of the Plan is inconsistent with the provisions of this Section 5.2.2, the provisions of this Section 5.2.2 shall govern. The definitions in Section 5.2.2(f) below shall apply to capitalized terms used in this Section that are not defined elsewhere in the Plan.
(a) Automatic Enrollment. A Covered Employee will be automatically enrolled in the Plan as soon as administratively practicable following the effective date of this Section 5.2.2(a), or, if later, the date the individual becomes a Covered Employee by reason of hire, rehire or transfer from a nonparticipating affiliate. A Covered Employee’s Automatic Salary Deferral Agreement shall take effect no later than the earlier of (i) the pay date for the second payroll period that begins after the date the notice is provided under Section 5.2.2(e) or (ii) the first pay date that occurs at least 30 days after such notice is provided.
(b) Deemed Automatic Salary Deferral Agreement. A Covered Employee who does not affirmatively enter into a Salary Deferral Agreement that takes effect before the Automatic Enrollment Date shall be deemed to have entered into an “Automatic Salary Deferral Agreement” under which the Employer will reduce his or her Safe Harbor Compensation in an amount equal to the percentages shown in Table 1 below.
Table 1:

Time Period	Automatic Salary Deferral Contribution Percentage
For all payroll periods ending during the “Initial Period,” where the Initial Period begins on the Automatic Enrollment Date and ends on the day immediately preceding the first anniversary of the Automatic Enrollment Date	3%

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For all payroll periods on or after the first anniversary of the Automatic Enrollment Date to the date immediately preceding the second anniversary of the Automatic Enrollment Date	4%

For all payroll periods on or after the second anniversary of the Automatic Enrollment Date to the date immediately preceding the third anniversary of the Automatic Enrollment Date	5%
For all payroll periods on or after the third anniversary of the Automatic Enrollment Date to the date immediately preceding the fourth anniversary of the Automatic Enrollment Date	6%

For all payroll periods on or after the fourth anniversary of the Automatic Enrollment Date to the date immediately preceding the fifth anniversary of the Automatic Enrollment Date	7%

For all payroll periods on or after the fifth anniversary of the Automatic Enrollment Date to the date immediately preceding the sixth anniversary of the Automatic Enrollment Date	8%

For all payroll periods on or after the sixth anniversary of the Automatic Enrollment Date to the date immediately preceding the seventh anniversary of the Automatic Enrollment Date	9%

For all payroll periods ending on or after the seventh anniversary of the Automatic Enrollment Date	10%

Contributions made pursuant to an Automatic Salary Deferral Agreement shall cease as soon as administratively practicable after a Covered Employee makes an affirmative election to make Salary Deferrals or opt out of making Salary Deferrals. Automatic Salary Deferrals shall be
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suspended during any approved leave of absence or any other payroll period for which a Participant does not receive Safe Harbor Compensation.
After a leave of absence or other suspension period, Salary Deferrals shall resume in accordance with the Covered Employee’s affirmative election previously in effect, if any. If no affirmative election was in effect, the Covered Employee shall be subject to automatic enrollment at a rate determined as if the Covered Employee had been employed during the duration of the leave or suspension period in accordance with Table 1 (unless the Covered Employee makes a new affirmative election to make Salary Deferrals or opt out of making Salary Deferrals).
Upon a Covered Employee’s Severance from Employment, any Automatic Salary Deferrals shall cease and any affirmative Salary Deferral election in effect at that time shall be cancelled. On rehire, the Covered Employee shall be subject to automatic enrollment (unless the Covered Employee makes a new affirmative election to make Salary Deferrals or opt out of making Salary Deferrals) as follows:

	If rehired within 1 Plan Year of Severance from Employment:	If rehired more than 1 Plan Year after Severance from Employment:
Automatic Salary Deferral Contribution Percentage	At the rate set forth in Table 1 as if the Covered Employee had not experienced a Severance from Employment	At the rate set forth in Table 1 as if the Covered Employee was a new employee

(c) Treatment of Catch-up Contributions. If the Covered Employee is eligible to make Catch-Up Contributions and the amount of Automatic Salary Deferrals made under the table set forth above exceeds the limit on 401(k) Contributions for a Plan Year, the excess amount shall be characterized as a Catch-Up Contribution to the maximum extent permitted under Code § 414(v).
(d) Withdrawal Restrictions. Automatic Salary Deferrals shall be subject to the withdrawal restrictions of Section 9.8.
(e) Notice Requirement. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Employee a comprehensive notice of the Covered Employee’s rights and obligations under the Automatic Contribution Arrangement, written in a manner calculated to be understood by the average Covered Employee. If an Employee becomes a Covered Employee after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Employee becomes a Covered Employee but not later than the date the Employee becomes a Covered Employee. (If it is not practicable for notice to be provided by the date the Employee becomes a Covered Employee, notice shall be provided as soon as practicable thereafter, and the Covered Employee shall be permitted to elect to defer from Safe Harbor Compensation earned since becoming a Covered Employee.) Notice shall be
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provided sufficiently early so that the Covered Employee has a reasonable period of time after receipt to opt out of participation, make an affirmative deferral election, and make an investment election. The notice shall describe (i) the amount of Automatic Salary Deferrals that will be made on the Covered Employee’s behalf in the absence of an affirmative election; (ii) the Covered Employee’s right to elect to have no Salary Deferrals made on his or her behalf or to have a different amount of Salary Deferrals made; and (iii) how Automatic Salary Deferrals will be invested in the absence of the Covered Employee’s investment instructions.
(f) Definitions:
i.Automatic Salary Deferrals. Automatic Salary Deferrals means pretax contributions made on a Covered Employee’s behalf pursuant to an Automatic Salary Deferral Agreement.
ii.Automatic Salary Deferral Percentage. Automatic Salary Deferral Percentage means the percentage of a Covered Employee’s Safe Harbor Compensation contributed to the Plan as an Automatic Salary Deferral for each pay period in a Plan Year.
iii.Automatic Enrollment Date. Automatic Enrollment Date for purposes of Section 5.2.2(b), the term “Automatic Enrollment Date” means the date a Covered Employee first has Automatic Salary Deferrals made to the Plan, but no earlier than the date the Plan first became a qualified automatic contribution arrangement under Code Section 401(k)(12).
iv.Covered Employee. Covered Employee means:
(A)All Eligible Employees who are hired (or rehired or transferred from a nonparticipating affiliate) by the Employer on or after January 1, 2021, who do not affirmatively enter into a Salary Deferral Agreement or affirmatively opt out of Plan participation; and
(B)All Eligible Employees hired by the Employer prior to January 1, 2021, who have not previously made an affirmative election (that remains in effect on January 1, 2021) to make Salary Deferrals or opt out of making Salary Deferrals.
v.Safe Harbor Compensation. Safe Harbor Compensation means Compensation as set forth in Section 2.6.
5.2.3 Catch-up Contributions. Each Participant who:
(a) is eligible to make Elective Deferral Contributions under this Plan; and
(b) has attained or will attain age fifty (50) before the last day of the Plan Year, is eligible to make Catch-up Contributions in accordance with, and subject to, Code
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§ 414(v). Catch-up contributions are those Elective Deferral Contributions, up to the applicable dollar limit set forth in Code § 414(v)(2)(B)(i), as adjusted for cost of living, that would exceed a contribution limit under the Code or the Plan if the provisions of Code § 414(v) were not applicable. Each Participant described in this Section 5.2.3 shall have the same right to elect Catch-up Contributions under this Plan. Catch-up Contributions must be allocated to separate Catch-up Contribution Accounts and will not be taken into account for purposes of the provisions of this Plan implementing Code §§ 402(g) regarding limits on elective deferrals, or 416 regarding contributions by Key Employees (except as specifically provided in Section 12.)
5.2.4 Changes to Deferral Election. During employment, a Participant may modify, suspend or resume Elective Deferral Contributions by any telephonic, electronic or written means established by the Administrator. Any such change shall be effective as of the first day of the next payroll cycle following processing of the change notification received by the Administrator; provided, however, that if the Administrator is not able to administratively process the change by such payroll date, the change shall be effective as soon as the administrative processing is complete. Notwithstanding the foregoing, a Participant’s Elective Deferral Contributions election will be automatically revoked as soon as administratively possible following the Participant’s Severance from Employment Date. A rehired Participant must reinitiate a new Elective Deferral Contribution election in the manner specified by the Administrator.
5.2.5 Excess Deferrals. “Excess Deferral” means, for a given calendar year, that amount by which each Participant’s total elective deferrals (as defined in Code § 402(g)(3)) under all plans of all employers exceeds the sum of the dollar limits in effect under Code § 402(g) for the calendar year and under Code § 414(v) for the taxable year, as annually indexed by the Secretary of the Treasury. The Plan Administrator will distribute any Excess Deferral, adjusted for investment gains and losses, to the Participant no later than April 15 of the calendar year immediately following the close of the calendar year for which the Excess Deferral is made. If an Excess Deferral occurs because of deferral amounts under plans maintained by an Employer combined with deferrals under one or more plans not maintained by an Employer, the excess shall be distributed if the following conditions are satisfied:
FIRST, the Participant notifies the Plan Administrator of the Excess Deferral by March 1 following the close of the year, unless the Plan Administrator waives the deadline; and
SECOND, the notice specifies how much of the Excess Deferral is to be distributed from this Plan.
5.2.6 Deferral and Catch-up Contributions Accounts. The amount by which Compensation is reduced, after adjustment for Excess Deferrals under Section 5.2.5, shall be that Participant’s Elective Deferral Contribution. The portion of the Elective Deferral Contribution that does not exceed the Plan provisions implementing Code, § 402(g) regarding limits on elective deferrals for all Participants, or § 415 regarding limits on annual additions shall be called the Basic Elective Deferral Contribution and shall be allocated to that Participant’s Basic Elective Deferral Account. The remainder of the Elective Deferral Contribution shall be called
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the Catch-up Contribution and shall be allocated to a Participant’s Catch-up Contributions Account.
5.3 Designated Roth Contributions.
5.3.1 Designation of Contributions. Beginning September 1, 2007, each Participant may make designated Roth contributions to the Plan. A designated Roth contribution is an Employee Contribution that is (a) designated irrevocably by the Participant at the time of deferral as a designated Roth contribution; (b) made in lieu of all or a portion of the pre-tax Elective Deferral Contributions the Participant is otherwise eligible to make under the Plan; (c) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not contributed the amount to the Plan. The Plan provisions set forth in Sections 5.2.1 and 5.2.4 shall apply to designated Roth contributions by substituting “designated Roth contribution” for “Elective Deferral Contribution” each place that the latter term appears. In addition, designated Roth contributions are eligible for treatment as Catch-Up Contributions for Participants who will have attained age 50 by the last day of the calendar year in which the contribution is made.
5.3.2 Separate Accounting. Designated Roth contributions, and gains, losses, and other credits or charges will be credited and debited to a separate designated Roth contributions account maintained for each Participant. No contributions other than designated Roth contributions (including designated Roth rollover contributions) and properly attributable earnings will be credited to each Participant’s designated Roth contributions account.
5.3.3 Correction of Excess Amounts. In case it is necessary to make a distribution to a Participant due to a failure of the Plan to pass the ADP test set forth in Section 6.8, due to an excess deferral under Code § 402(g), or due to an excess annual addition under Code § 415(c), the Plan first will distribute a Participant’s pre-tax Elective Deferral Contributions plus earnings for the Plan Year and will distribute designated Roth contributions only to the extent necessary after distribution of the Elective Deferral Contributions. If the Plan re-characterizes and retains excess Elective Deferral Contributions that are treated as Catch-up Contributions in order to satisfy the ADP test, the Plan shall first re-characterize designated Roth contributions as Catch-up Contributions and shall then re-characterize pre-tax Elective Deferral Contributions, up to the limit for Catch-up Contributions in effect for the applicable Plan Year. If it is necessary to make a corrective distribution of designated Roth contributions, earnings attributable to the corrective distribution of designated Roth contributions shall be distributed to the same extent that a distribution of earnings on Elective Deferral Contributions would be required to effect a full corrective distribution of Elective Deferral Contributions.
5.4 Employer Matching Contributions.
5.4.1 Description of Matching Contributions. Effective January 1, 2021, the Employer shall make Matching Contributions with respect to Salary Deferrals, including Automatic Salary Deferrals, but not including Catch-up Contributions made pursuant to Section 5.2.3, according to the terms of Section 5.2.2(b) and the following formula:
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i.100% of the Covered Employee’s Salary Deferrals that do not exceed one-percent (1%) of the Covered Employee’s Safe Harbor Compensation.
ii.50% of the Covered Employee’s Salary Deferrals that exceed one-percent (1%) of the Covered Employee’s Safe Harbor Compensation but that do not exceed seven percent (7%) of the Covered Employee’s Safe Harbor Compensation.
Prior to January 1, 2021, the Company had the discretion to make Matching Contribution as determined by resolution of the Board in accordance with the terms of the Plan document then in effect.
5.4.2 Requirements For Match. Effective January 1, 2021, every Participant is eligible to receive an Employer Matching Contribution. Eligibility for Employer Matching Contributions prior to January 1, 2021 will be determined in accordance with the Plan document then in effect.
5.5 Time of Payment of Contributions. The Employer shall pay to the Trustee Employer Contributions for each Plan Year within the time prescribed by law, which may extend beyond the end of the Plan Year in accordance with Code § 404(a)(6). On or about the date of the payment, the Administrator shall be advised of the amount of the payment upon which the allocation shall be calculated.
5.6 Plan Qualification. Notwithstanding any provisions in this Plan to the contrary, contributions to this Plan are made upon the condition precedent that this amended and restated Plan must be qualified under Code § 401(a). Accordingly, the Employer reserves the right to amend this Plan, retroactively or otherwise, as may be required in order to obtain approval of the Plan from the Internal Revenue Service.
5.7 Return of Mistaken and Nondeductible Contributions.
5.7.1 Mistake of Fact. In the event that an Employer shall make an excessive contribution due to a mistake of fact, then pursuant to § 403(c)(2)(A) of ERISA, an Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and Trustee shall return that amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.
5.7.2 Disallowed Deduction. Employer contributions hereunder are made on the condition that such contributions are deductible under Code §§ 401(a) and 404. In the event that a deduction for any contribution hereto is disallowed and found not to be deductible by the Internal Revenue Service, or any other regulatory agency, the Employer may recover all or any portion of such contribution, provided it is returned to the Employer within one (1) year after the denial of the deduction.
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5.7.3 No Participant Interest. No Participant or beneficiary has any vested right or claim to any asset of the Plan or to any benefit under the Plan that may be returned pursuant to Section 5.7 of this Plan.
5.8 Military Leave Obligations. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code § 414(u). Additionally, effective with respect to periods of qualified military service commencing on and after January 1, 2004, a Participant’s obligation to make loan repayments will be suspended under this Plan as permitted under Code § 414(u)(4).
5.8.1 Returning Participant with Re-Employment Rights. The following provisions apply to each Participant who, immediately following a period of qualified military service, returns to employment with an Employer with reemployment rights protected by law.
(a) Employer Profit Sharing Contribution. The Employer shall make Employer Profit Sharing Contributions for the period of the Participant’s qualified military service, based on a rate derived from the amount of contribution made to the Plan for each Plan Year in such period, and on the Compensation for the Participant (as determined in Section 5.8.2).
(b) Employee Contributions. A Participant may make Elective Deferral Contributions or designated Roth contributions to the Plan attributable to a period of qualified military service. Such contributions shall be paid within a period starting on the date of reemployment and continuing for the shorter of (1) three (3) times the length of the qualified military service that resulted in the reemployment rights or (2) five (5) years. Effective January 1, 2009, notwithstanding the preceding sentence, if a Participant receives a distribution under Section 9.9 (which treats certain military service as a severance from employment for distribution purposes), the Participant may not make Elective Deferral Contributions or designated Roth contributions to the Plan during the six-month period beginning on the date of distribution.
(c) Matching Contributions. The Employer shall make Matching Contributions for a Participant who is reemployed from qualified military service based on the amount of Elective Deferral Contributions made by the Participant under Section 5.8.1(b).
5.8.2 Compensation. Compensation for purposes of contributions under Section 5.8.1 shall be the amount described in Section 2.6 that the Participant would have received from the Employer during the period of qualified military service if employment had continued. Such amount shall be based on the rate of pay the Participant would have received in such period or, if such rate was not reasonably certain, the Participant’s average pay rate during the 12-month period of employment preceding the period of qualified military service or the entire period of employment if less than 12 months.
5.8.3 Limitations. Contributions provided under Section 5.8.1 shall be subject to the limits provided in Section 6 based on the Plan Years within the period of qualified military service to which the contributions relate in accordance with applicable law and regulations.
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5.9 Rollover Contributions.
5.9.1 General Rule.    Subject to the approval of the Administrator, this Plan may accept an eligible rollover distribution on behalf of a Participant who is an Eligible Employee from any of the following:
(a) a qualified plan described in Code § 401(a) or § 403(a);
(b) an annuity contract described in Code § 403(b);
(c) an eligible plan under Code § 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;
(d) an individual retirement account or retirement annuity described in Code § 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.
For purposes of this Section 5.9, the plans and arrangements described in (a) through (d) are referred to as “the other plan.”
5.9.2 Eligible Rollover Distribution. The rollover must be an eligible rollover distribution, as defined in Section 10.7 paid to or on behalf of the Participant either:
(a) pursuant to participation of the Participant or the Participant’s deceased Spouse in the other plan; or
(b) pursuant to a qualified domestic relations order to the Spouse or former Spouse of a participant in the other plan.
5.9.3 Qualified Transfer. The rollover must be paid in cash to the Trustee either:
(a) by a direct transfer from the trustee(s) of the other plan or IRA; or
(b) by payment from the Participant on or before the sixtieth (60th) day following the Participant’s receipt of the distribution from the other plan or IRA.
5.9.4 Rollover Account. The transferred amount accepted by the Plan shall be placed in the Participant’s Rollover Account, and shall be at all times fully vested and subject to the investment and distribution provisions of Section 5.2, but shall not be considered a Participant Elective Deferral Contribution for purposes of the Employer Matching Contribution, contribution limits, or nondiscrimination requirements and limitations of this Plan and the Code, or as part of a Participant’s total account balance for purposes of the consent requirement under Section 10.1.1 for involuntary distribution of account balances. Rollovers of after-tax contribution amounts described in Section 10.7 will be accounted for separately.
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5.9.5 Designated Roth Rollover Contributions. The Plan will accept a rollover contribution to a Participant’s designated Roth contributions account only if it is a direct rollover from another Roth contributions account under an applicable retirement plan described in Code § 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code § 402(c). The rollover contribution will be accounted for in the Participant’s designated Roth contributions account and not as part of the Participant’s Rollover Account.
5.10 Qualified Non-Elective Contributions.
5.10.1 Generally. A “Qualified Non-Elective Contribution” (QNEC) means a non-elective contribution which is 100% non-forfeitable at all times, is subject to the distribution restrictions under Section 9.8, is allocated to the Participant’s QNEC Account as of a date within the Plan Year being tested, and is actually contributed to the Plan within the 12 month period immediately following such Plan Year. A QNEC under this Section 5.10 shall be considered an Employer contribution for purposes of the Employer’s minimum employer contribution obligations under Section 12.4.1.
5.10.2 Allocation of QNECs. QNECs will be allocated to the QNEC Account of each Participant who meets the eligibility requirements under Section 5.10.4 in reverse order of Compensation as provided for herein, subject to the limitations under Section 5.10.3. The QNEC will be allocated to the eligible Participant with the lowest Compensation until all of the QNEC has been allocated. If two or more eligible Participants have the same Compensation, the QNEC will be allocated equally to each eligible Participant until all of the QNEC has been allocated. If any QNEC remains unallocated, this process is repeated for the eligible Participant(s) with the next lowest level of Compensation in accordance with this paragraph until all of the QNEC is allocated, within the limits provided under Section 5.10.3. The portion of any QNEC that cannot be allocated due to the limitations under Section 5.10.3 shall be treated as an additional Employer Profit Sharing Contribution and allocated pursuant to Section 5.1.
5.10.3 QNEC Allocation Limits. The maximum QNEC allocated to any eligible Participant shall not exceed the least of:
(a) the amount sufficient to satisfy the ADP or ACP test(s) under Section 6.8;
(b) the Participant’s Annual Addition Limitation for the Plan Year under Section 6.6; or
(c) the amount equal to the Participant’s Compensation multiplied by the greater of:
(1) five percent (5%); or
(2) two times the Plan’s Representative Contribution Rate.
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5.10.4 QNEC Eligibility. Eligibility to receive QNEC allocations for a Plan Year is limited to Participants who, as of the last day of such Plan Year, are: (a) Non-Highly Compensated Employees; (b) eligible to receive Employer Matching Contributions pursuant to Section 5.3.2; and (c) not included in the “otherwise excludible” testing group under Section 6.8.2.
5.10.5 Representative Contribution Rate. The “Representative Contribution Rate” for purposes of Section 5.10.3(c)(2) is the lowest Applicable Contribution Rate of any eligible Participant among a group of eligible Participants that consists of half (50%) of all eligible Participants for the Plan Year or, if greater, the lowest Applicable Contribution Rate of any eligible Participant in the group of all eligible Participants for the Plan Year and who is employed by the Employer on the last day of the Plan Year.
5.10.6 Applicable Contribution Rate. The “Applicable Contribution Rate” under Section 5.10.5 for an eligible Participant equals the Participant’s QNEC allocation for a Plan Year divided by the Participant’s Compensation for the same period.
5.10.7 Compensation for QNEC Purposes. Compensation for purposes of this Section 5.10 is Compensation under Section 6.8.2(d).
5.10.8 Investment of QNEC Accounts. A Participant’s QNECs will be invested in the same manner as his or her election for future Elective Deferral Contributions.
Section 6.ALLOCATION OF CONTRIBUTIONS AND VALUATION OF TRUST FUND
6.1 Allocation of Contributions and Forfeitures.
6.1.1 Participant Accounts. The Company, or its delegated third-party administrative service provider, under the supervision of the Retirement Committee, shall keep such separate accounts for each Participant as may be necessary to administer the Plan properly and to accurately reflect the value of the account of each Participant or Beneficiary in the Plan. Such accounts and records may be kept in dollars or units or both, as determined appropriate by the Company so that there may be determined as of any Valuation Date the (a) current value of the Participant’s account in the Trust Fund and (b) adjustments from the previous Valuation Date that have produced such value. The Company, or its delegate, shall furnish each Participant a statement showing contributions to date, account balances and vested interests. Such statement shall be furnished no less frequently than annually.
6.1.2 Valuation Changes. Each Participant’s account shall be adjusted to reflect net income, gain or loss, since the previous Valuation Date, as provided in Section 6.2. For this purpose, Participant accounts are determined on a cash basis, not an accrual basis. Any appreciation or depreciation in the value of a Participant’s account will apply only to amounts actually invested under that Participant’s account.
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6.2 Valuation and Allocation of Trust Fund. The Trust Fund shall be valued and allocated on each Valuation Date. As of the close of trading on each Valuation Date, the fair market value of each Participant’s account shall be determined as follows:
FIRST, credit or charge, as appropriate, to the proper accounts all contributions, transfers, payments, fees, forfeitures, withdrawals or other distributions made to or from such accounts since the last Valuation Date and that have not been previously credited or charged.
SECOND, credit or charge, as applicable, each account with its share of the appreciation or depreciation in the fair market value of the investments held in each account since the previous Valuation Date. Such appreciation or depreciation will reflect investment income, unrealized gains and losses, other investment transactions and expenses paid from the Plan Assets and other charges properly payable by the Plan in accordance with Section 17.7.
6.3 Investment of Contributions. All Contributions and investment earnings, gains or losses thereon, credited to a Participant’s account shall be invested and reinvested in one or a combination of investment funds to be established by the Trustee as provided in the Nordstrom 401(k)Plan Participant Investment Direction Appendix attached hereto and incorporated into this Section 6.3 by this reference.
6.4 Allocation Does Not Vest Rights. The fact that an allocation is made and credited to the a count of a Participant does not vest in the Participant any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan.
6.5 Forfeiture Suspense Account.
6.5.1 Assets Pending Allocation. Any amounts forfeited pursuant to Sections 8.2, 8.3 or 10.8 shall be held in an account to be known as the “forfeiture suspense account” until allocated pursuant to Section 6.5.3.
6.5.2 Investment of the Forfeiture Suspense Account. The forfeiture suspense account referred to in this section shall be invested in a liquid form of investment as determined appropriate by the Company.
6.5.3 Allocation of Forfeitures held in the Forfeiture Suspense Account. The forfeiture suspense account will be used first to restore any previously forfeited amounts under Section 10.8.2, and then to reduce Company contributions as provided under Section 5.1.2.
6.6 Limitation on Annual Additions.
6.6.1 Annual Maximum for All DC Plans. Notwithstanding any provisions of this Plan to the contrary, when taking into consideration all defined contribution Plans maintained by Employer, the maximum “annual addition” that may be contributed or allocated to
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a Participant’s account or accounts for any Limitation Year may not exceed the lesser of (1) $40,000 or (2) one hundred percent (100%) of the Participant’s Compensation. The $40,000 “dollar limitation” shall be adjusted for increases in the cost of living in accordance with regulations prescribed by the Secretary of the Treasury.
6.6.2 Annual Addition. With respect to each Participant, “annual addition” means the sum of the following amounts allocated to a Participant for the Limitation Year: (1) Employer contributions (including Elective Deferral Contributions and Designated Roth Contributions, but excluding Catch-up Contributions), (2) the amount of the Participant’s contributions determined without regard to any Rollover Contributions or loan repayments, and (3) forfeitures. In addition, contributions to the following types of arrangements are considered contributions to defined contribution plans for purposes of Code § 415: (1) amounts allocated to an individual medical account of a pension or annuity plan established pursuant to Code § 401(h), and (2) amounts attributable to post-retirement medical benefits allocated pursuant to Code § 419(A)(d)(2) to the separate account of individual who is or was a Key Employee during the Plan Year or any preceding Plan Year.
6.6.3 Combined Employers. For purposes of applying the limitations under Section 6.6, all members of a controlled group of corporations (as defined by Internal Revenue Code § 414(b) but modified by Code § 415(h)) or of an affiliated service group (as defined by Internal Revenue Code § 414(m)) of which Employer is a member, and all employers which are under common control with Employer (as defined by Internal Revenue Code § 414(c) but modified by Internal Revenue Code § 415(h), and any other entity required to be aggregated with the Employer pursuant to regulations under Code § 414(o), will be considered a single employer.
6.6.4 Compensation for 6.6. For the sole purpose of determining the contribution limitation under Section 6.6, an Employee’s compensation for a Limitation Year shall be defined to include earned income, wages, salaries and fees for professional services and other amounts paid or includible in gross income for the Limitation Year for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid for sales, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), excluding the following (a) and (b), but including (c), as applicable:
(a) Deferred Compensation Excluded. Contributions to a qualified or nonqualified plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation are excluded from compensation for Section 6.6.
(b) Stock Benefits Excluded. Amounts realized from the exercise of a nonqualified stock option; or when restricted stock (or property) held by the Employee either becomes freely transferable or no longer is subject to a substantial risk of forfeiture; or amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option are excluded from compensation for Section 6.6.
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(c) Certain Other Non-Taxable Amounts Included. For Plan Years beginning after December 31, 1997, any elective deferral (as defined in Code § 402(g)(3)), and any amounts contributed by the Employer at the election of the Employee which are not includible in the gross taxable income of the Employee by reason of Code §§ 125 or 132(f) are included in compensation for Section 6.6.
6.7 Allocation of Excess Additions. If an allocation would have been made to a Participant’s account, but for a limitation in Section 6.6, then any such excess shall be disposed of in a manner permitted under the Employee Plans Compliance Resolution System, or similar program, which may include the following:
6.7.1 Excess Attributable to Elective Deferrals. If the excess is attributable to amounts contributed by the employee as Elective Deferrals, then any Elective Deferrals, and any income attributable thereto, to the extent they would reduce the excess amount, may be returned to the Participant.
6.7.2 Remainder to Suspense Account. Any excess addition that is not attributable to Elective Deferrals and remaining after the application of Section 6.7.1, may be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which forfeitures could be applied under the Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent that it may not then be allocated to any Participants’ accounts.
6.7.3 Multiple DC Accounts. In the event that Employer maintains two (2) or more defined contribution plans and the total annual additions to all plans exceeds the limitation contained in Section 6.6 above, the provisions of Section 6.6 shall be applied to all profit sharing plans to the extent necessary to comply with Section 6.6.
6.7.4 Code Section 415. The intent of Sections 6.6 and 6.7 is to set forth the basic rule implementing Code § 415 so that, for each Plan Year, the Plan satisfies the contribution limitations of the Code and applicable regulations. The provisions of Sections 6.6 and 6.7 shall be applied in a manner consistent with Code § 415 and applicable guidance.
6.8 Contribution Limits for Highly Compensated Employees.
6.8.1 Non-Discrimination Tests. Effective January 1, 2021, the Plan is intended to qualify as a Qualified Automatic Contribution Arrangement and to satisfy the safe harbor provisions to avoid the Actual Deferral Percentage test and, as a result, the provisions of Section 6.8 shall no longer apply unless the QACA is terminated mid-year or as otherwise required by law. Prior to January 1, 2021, for each Plan Year, the Plan shall satisfy the nondiscrimination tests in Code §§ 401(k)(3) and 401(m) in accordance with Treasury Regulation sections 1.401(k)-2 and 1.401(m)-2. The applicable Code and Regulation sections are incorporated by this reference. The following provisions shall be applied in a manner consistent with such Code and Regulation sections.
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6.8.2 Determining the ADP and ACP. For each Plan Year in which the Plan is required to perform such tests, the Committee shall determine the Actual Deferral Percentage (“ADP”) and the Actual Contribution Percentage (“ACP”) of the Eligible Employees who are Highly Compensated Employees under Section 2.13 and the ADP and ACP of the remaining Eligible Employees in two separate groups. Employees under age 21 or who have less than one Year of Service as of the end of the Plan Year are one group (the “otherwise excludable group”), and all other Employees are the other group. The “otherwise excludable group” shall not consist of any Highly Compensated Employees. The ADP and ACP shall be determined as follows:
(a) The ADP (and ACP) for the Highly Compensated Employees and for the remaining Employees is the average of the Actual Deferral Rates (or Actual Contribution Rates) for all eligible Employees within their respective groups. The ADP (and ACP) for a group of eligible Employees shall be calculated to the nearest hundredth of a percentage point.
(b) An Employee’s Actual Deferral Rate (“ADR”) is the sum of that individual’s Basic Elective Deferral Contributions and QNECs for the Plan Year, divided by such Employee’s Compensation under (d). The ADR is calculated to the nearest hundredth of a percentage point. Notwithstanding anything in the foregoing to the contrary:
(1) Elective Deferral Contributions made pursuant to Section 5.8.1(b) (relating to Employees returning from qualified military service) shall not be taken into account when determining an Employee’s ADR for the Plan Year for which the Basic Elective Deferral Contributions are made or for any other Plan Year.
(2) Excess Deferrals which exceed the limitations under Code § 402(g)(3) shall be taken into account as Basic Elective Deferral Contributions when determining a Highly Compensated Employee’s ADR for the Plan Year, even if those Excess Deferrals are distributed pursuant to Section 5.2.5.
(3) Excess Deferrals which exceed the limitations under Code § 402(g)(3) shall not be taken into account as Basic Elective Deferral Contributions when determining a Non-Highly Compensated Employee’s ADR for the Plan Year, to the extent such deferrals are prohibited under Code § 401(a)(30). However, to the extent such amounts are not prohibited under Code § 401(a)(30), they shall be taken into account for ADR purposes, whether or not distributed pursuant to Section 5.2.5.
(c) An Employee’s Actual Contribution Rate (“ACR”) is that individual’s Employer Matching Contributions for the Plan Year, divided by such Employee’s Compensation under (d), subject to (e). The ACR is calculated to the nearest hundredth of a percentage point. Notwithstanding anything in the foregoing to the contrary:
(1) Employer Matching Contributions made pursuant to Section 5.8.1(c) (relating to Employees returning from qualified military service) shall not be taken into account when determining an Employee’s ACR for the Plan Year for which the Employer Matching Contributions are made or for any other Plan Year.
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(2) Any Employer Matching Contributions that are forfeited because the Elective Deferral Contributions to which they relate are treated as Excess Contributions or Excess Deferrals shall not be taken into account when determining an Employee’s ACR for the Plan Year.
(d) Compensation for ADR and ACR purposes is Compensation under Section 2.6, or such other definition of compensation permitted by Code § 414(s) in lieu thereof. Only Compensation earned while an Eligible Employee shall be considered for this purpose.
(e) The Committee may for any Plan Year treat Basic Elective Deferral Contributions or QNECs not needed to pass the ADP test as Employer Matching Contributions for purposes of the ACP test. No single contribution may be used in both tests.
(f) The following shall be aggregated to determine the ADR and the ACR:
(1) All Plans that are aggregated with this Plan under Code §§ 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test).
(2) All cash and or deferred arrangements sponsored by the Employer in which the same Highly Compensated Employee is eligible to participate.
6.8.3 ADP and ACP Limitations. For Plan Years in which ADP or ACP testing is required, neither the ADP nor the ACP (as applicable) of the Highly Compensated Employees may exceed the greater of the following:
(a) 1.25 times the ADP or ACP of the remaining employees for the appropriate Plan Year.
(b) 2 percentage points higher than the ADP or ACP of the remaining employees, up to 2 times such ADP or ACP for the appropriate Plan Year.
6.8.4 ADP and ACP Testing Methodology.
(a) Generally. For Plan Years in which ADP or ACP testing is required, the Plan elects to use the current year testing method in computing the ADP and ACP (as applicable) for Non-Highly Compensated Employees under the nondiscrimination rules of Code §§ 401(k) and 401(m).
(b) Incorporation of Regulations. For purposes of the limitations under this Section 6.8, the provisions of Code §§ 401(k)(3) and 401(m)(3) together with their specific underlying Treasury Regulations and subsequent Internal Revenue Service guidance are hereby incorporated into this Plan by reference.
6.9 Correcting Excess Contributions.

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6.9.1 Determine the Excess Contribution Amounts. For Plan Years in which ADP or ACP testing is required, if the ADP or ACP (as applicable) of the Highly Compensated Employees exceeds the limits in Section 6.8.3, the Committee shall adjust the contributions for certain Highly Compensated Employees, as follows:
(a) Correcting for ADP Failures. If the ADP limit is exceeded, Basic Elective Deferral Contributions shall be reduced taking the highest individual dollar amount first. Basic Elective Deferral Contributions reduced under this provision shall not be eligible for Employer Matching Contributions.
(b) Correcting for ACP Failures. If the ACP limit is exceeded, Employer Matching Contributions shall be reduced taking the highest individual dollar amount first.
6.9.2 Excess Contribution Reductions. Amounts reduced under Section 6.9.1 shall be forfeited, withheld or distributed as follows:
(a) Any amount reduced from Employer Matching Contributions shall be forfeited, with related earnings, as follows:
(1) Any amount reduced under Section 6.9.1(b) shall be forfeited to the extent of any unvested balance in the Employer Matching Contribution account of the Highly Compensated Employee to whom it applies. The unvested balance shall be determined before the reduction.
(2) Amounts forfeited shall be treated in accordance with Section 6.5.
(b) Any Employer Matching Contribution for which eligibility is lost under Section 6.9.1(a) because a Basic Elective Deferral Contribution was reduced shall not be contributed and thus shall neither be forfeited nor distributed.
(c) Subject to (d) and (e), any contributed amount not forfeited under (a) shall be distributed to the Highly Compensated Employees to whom it applies. The distribution shall be adjusted for allocable gain or loss, determined under applicable Regulations, for the Plan Year in which the excess arose (“Plan Year income”). Distribution of such amounts generally may be made within two and one-half (2½) months after the end of the Plan Year to which the excess applies (six months if the Plan is determined to include an eligible automatic contribution arrangement as defined in Code § 414(w)(3)) and in any event by the end of the following Plan Year.
(d) A distribution under (c) because of an ADP limitation shall be reduced by the amount of any Excess Deferral previously withdrawn under Section 5.2.5 for the same Plan Year.
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(e) Distributions under this Section 6.9 shall be made ratably from all of the investments selected by the Participant except any investments in the Nordstrom Common Stock Fund and the Participant Self-Directed Brokerage Account.
Section 7.[INTENTIONALLY OMITTED]
Section 8.VESTING OF BENEFITS
8.1 Vesting. A Participant is always 100 percent vested in Elective Deferral and Rollover Contributions to the Plan. A Participant is 100 percent vested in his or her entire Plan Account if, while an active Employee, the Participant attains the Normal Retirement Date under Section 9.1, suffers a Disability, or dies. In all other cases, the Participant will receive a percentage of the amount in his or her account derived from Employer Profit Sharing Contributions and Employer Matching Contributions based on his or her completed Years of Service. A Participant who dies while on a military leave described in Section 5.8 will be fully vested to the same extent as a Participant who dies while an active Employee.
8.1.1 Vesting Service. For purposes of determining a Participant’s vested interest, the applicable computation period shall be the Plan Year for years commencing prior to January 31, 1986, and the Payroll Year thereafter. A Participant shall receive a Year of Service for vesting for the Plan Year ending January 31, 1986, and for the Payroll Year ending December 31, 1987.
Vesting Schedules.
(a) Pre-2000 Profit Sharing Contributions. A Participant’s vested interest in Employer Profit Sharing Contributions attributable to Years of Service before January 1, 2000 will be determined in accordance with the following schedule:

Years of Service	Vested Interest
Less than 3 years	0
3 years	20
4 years	40
5 years	60
6 years	80
7 or more years	100

(b) Post-1999 Profit-Sharing Contributions. A Participant shall be immediately one hundred percent (100%) vested in Employer Profit Sharing Contributions made after December 31, 1999 unless the Company determines, in its sole discretion, that any Profit Sharing Contributions shall be subject to a vesting schedule.
(c) Pre-2021 Matching Contributions. For Matching Contributions made prior to January 1, 2021, each Participant who has at least one (1) Hour of Service earned prior to January 1, 2000 and for each Participant whose first Hour of Service is with Nordstrom Direct, Inc. after
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December 31, 2002 is one hundred percent (100%) vested. For all other Participants, vesting of Matching Contributions is determined under the following schedule:

Years of Service	Vested Interest
Less than 1 year	0%
1 year	33%
2 years	67%
3 or more years	100%

(d) Post-2020 Matching Contributions. Effective January 1, 2021, a Participant’s vested interest in his or her Matching Contribution Account shall be determined under the following schedule:

Years of Service	Vested Interest
Less than two (2) Years of Vesting Service	0%
Two (2) or more Years of Vesting Service	100%

(e) Top Heavy Plan. For each Plan Year in which the Plan is considered top heavy under Section 12, the schedule in Section 12.4 will be substituted for the schedules set forth in this section if the Section 12.4 schedule would result in a greater vesting percentage.
8.1.3 Participant Election if Vesting Schedule Amended. If the Plan’s vesting schedule is amended, whether by this amended and restated Plan, or by subsequent amendment, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage of a Participant’s account, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule under Section 12, each Participant with at least three (3) Years of Service with the Employer may elect, within the period described below, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. Notwithstanding the foregoing, for Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “five (5) Years of Service” for “three (3) Years of Service” above.
The period during which the election of the prior vesting schedule may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
(a) Sixty (60) days after the amendment is adopted;
(b) Sixty (60) days after the amendment becomes effective; or
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(c) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Administrator.
8.2 Forfeiture of Benefits for Certain Causes. Notwithstanding any other provisions of this Plan to the contrary, the right of any Participant or former Participant to receive or to have paid to any other person and the right of any such other person to receive Employer Profit Sharing or Employer Matching Contributions hereunder shall terminate and shall be forever forfeited if such Participant’s employment with the Employer is severed because of his or her fraud, embezzlement or dishonesty or any willful act which injures the Employer or the Employee’s fellow workers. This section shall be inapplicable as of the earliest of the following dates:
8.2.1 the date the Participant meets the requirements for normal retirement benefits under Section 9.1;the date the Participant completes three (3) Years of Service (five (5) Years of Service with respect to Employer Profit Sharing Contributions made before January 1, 2007);
8.2.2 the date the Plan terminates; or
8.2.3 the date contributions to the Plan have been completely discontinued.
Notwithstanding the provisions of Section 8.2 if the Plan becomes a top heavy plan as defined in Section 12.2, only that portion of a Participant’s account which is not vested under the vesting schedule set forth at Section 12.4 of this Plan shall be subject to forfeiture.
8.3 Forfeiture of Nonvested Portion of Account. Except as provided herein, if a Participant severs employment with an Employer, the nonvested portion of the severed Participant’s account will be forfeited at the earlier of:
(a) the date the entire vested portion of the Participant’s account is distributed; or
(b) the date on which the Participant completes five (5) consecutive one-year Breaks in Vesting Service.
The forfeited amount will initially be held in the “forfeiture suspense account” referred to in Section 6.5. For purposes of this section, if the vested value or vested percentage of a Participant’s account balance is zero (0) on the date of such Participant’s severance of employment, the Participant shall be deemed to have received a distribution of his or her entire account on the date of severance.
8.4 Reinstatement of Nonvested Portion of Account. If a Participant who ceases to be an Employee is subsequently reemployed as an Employee before incurring five (5) consecutive one-year Breaks in Vesting Service, any amount forfeited pursuant to Section 8.3(a) shall be restored to the Participant’s account, and Years of Service before the Break in Vesting Service will be taken into account to determine the vesting percentage in the reinstated benefit; provided that the Participant repays the amount previously distributed before the earlier of (1) the fifth (5th) anniversary of his or her
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reemployment date or (2) the close of the first period of five (5) consecutive one-year Breaks in Vesting Service following the withdrawal.
8.5 Service After Severance from Employment.
8.5.1 Service After a Break in Vesting Service.
(a) Account Before the Break. Years of Service after five (5) consecutive one-year Breaks in Vesting Service shall not increase the Participant’s vested interest in his or her account after the Break in Vesting Service.
(b) Account After the Break. Service prior to a Break in Vesting Service will be taken into account in determining a Participant’s vested interest in his or her account after the Break in Vesting Service.
(1) General Crediting Rule. Upon reemployment, the Participant shall be credited with all Years of Service, including Years of Service prior to the Break in Vesting Service which have not been forfeited under (b)(2) below, in determining such Participant’s vested interest in that portion of the Participant’s account balance attributable to contributions, earnings and losses after the Break in Vesting Service. This Section 8.5.1(b)(1) shall apply to any Participant who, at the time of severance of employment, either was vested in his or her Employer Profit Sharing or Employer Matching Contribution Accounts or had an account that was subject to the limitations of Section 9.8 (i.e., an Elective Deferral Account or a QNEC Account).
(2) Exclusion of Forfeited Service. This provision applies to a Participant who experiences a Break in Vesting Service prior to acquiring a nonforfeitable interest under the Plan, and who subsequently is reemployed by an Employer. This paragraph does not apply to a Participant who at the time of severance of employment had an Elective Deferral Account or a QNEC Account because such a Participant is deemed to have acquired a nonforfeitable interest under the Plan for purposes of this Section 8.5.1(b)(2). If this paragraph applies to a Participant and the Participant’s number of consecutive one (1) year Breaks in Vesting Service equals or exceeds the greater of (i) five (5), or (ii) the aggregate number of his or her Years of Service, whether or not consecutive, completed prior to such Break in Vesting Service (other than Years of Service which may be disregarded on account of a prior Break in Vesting Service), Years of Service before the Break in Vesting Service shall not be counted for the purpose of determining the vested percentage of the Participant’s account balance derived from Employer contributions to the Plan on the Participant’s behalf after such Break in Vesting Service.
8.5.2 Return to Service Before a Break in Vesting Service. If a Participant severs employment with an Employer and subsequently returns to the service of an Employer without having incurred a Break in Vesting Service, those Years of Service prior to a Participant’s severance from employment shall be credited on behalf of the Participant in determining the Participant’s vested interest under the Plan.
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8.5.3 Prior Plan Forfeitures and Exclusions. Notwithstanding anything to the contrary in this Section 8, Years of Service permitted to be disregarded under the terms of a prior version of the Plan while then in effect, shall continue to be disregarded under the terms of this Plan.
8.6 Forfeiture Reallocation. Notwithstanding anything herein to the contrary, in the event of a severance for cause pursuant to Section 8.2, the Participant’s entire account shall be forfeited immediately and allocated as of the next valuation date as provided in Section 6.5. In the event of severance other than pursuant to Section 8.2, the forfeited portion of a Participant’s account shall be allocated as of the Anniversary Date next following the date of severance, as provided in Section 6.5.
8.7 Maternity/Paternity/Family Absences. If a Participant is absent from employment due to a “qualified family absence” then the Participant will be credited with certain Hours of Service on account of such absence to the extent necessary, and only to the extent necessary, to avoid a Break in Vesting Service and a Permanent Break in Eligibility Service. The term “qualified family absence” shall mean absence (a) by reason of a Participant’s pregnancy, (b) by reason of the birth of a child to the Participant, (c) by reason of the placement of a child for adoption by the Participant, (d) for purposes of caring for a child during a period immediately following the birth or placement by adoption of that child, or (e) by reason of circumstances which qualify as family leave under the Family and Medical Leave Act of 1993 (PL 1033) and the regulations thereunder. All absences on account of a single child shall be aggregated and treated as a single absence. The Participant shall be credited with the number of Hours of Service equal to the Hours of Service that the Participant would have been credited on account of the normal work schedule of such Participant prior to the absence, but in no event will Participant be credited with more than five hundred one (501) hours on account of a single absence. In the event that a Participant’s normal working schedule is unknown or cannot be determined, Participant shall be credited with ten (10) Hours of Service for each day of the calendar week, including weekends, but excluding Nordstrom holidays.
8.7.1 Hours of Service. Hours of Service on account of a qualified absence shall be credited to the Participant during the Plan Year in which the absence begins if necessary to prevent a Break in Vesting Service in that Plan Year, or if such hours are not necessary to prevent a Break in Vesting Service in that Plan Year, such hours shall be credited to the Participant in the next succeeding Plan Year. Hours of Service on account of a qualified absence shall also be credited if necessary to prevent a Permanent Break in Eligibility Service.
8.7.2 Uniform Rules. The Plan Administrator shall adopt uniform and reasonable rules for verification of the purpose of absences as well as determination of the number of days for which there was such an absence. Failure of a Participant to submit appropriate documentation in a timely manner pursuant to such rules will result in no credit being given for the period of the absence.
Section 9.ELIGIBILITY TO RECEIVE BENEFITS
9.1 Normal Retirement Benefits. A Participant shall be eligible for normal retirement benefits upon attaining age sixty (60), which is the Normal Retirement Date under the Plan. Distribution of benefits on severance of employment at or after the Normal Retirement Date shall be made in accordance with the provisions of Section 10. Any Participant who continues to work for an Employer
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after the Normal Retirement Date may, pursuant to Section 10.3, direct the Administrator to defer distribution of the Participant’s account until after the Participant’s actual severance of employment.
9.2 Disability Benefits. Upon a Participant’s Disability, prior to his or her Normal Retirement Date or other severance of employment, the Participant shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant’s Disability by the Administrator. All amounts credited to a Participant’s account shall become fully vested upon the Participant’s Disability prior to his or her Normal Retirement Date or other severance of employment. Distribution of benefits on account of Disability shall be made in accordance with the provisions of Section 10.
9.3 Death Benefits. Upon a Participant’s death before his or her Normal Retirement Date, or other severance of employment, the Participant’s designated beneficiary shall be entitled to a distribution of benefits hereunder upon written notification to the Administrator and verification of the Participant’s death by the Administrator. All amounts credited to a Participant’s account shall become fully vested upon the Participant’s death prior to his or her Normal Retirement Date or other severance of employment. Distribution of benefits on account of Participant’s death shall be made to the surviving beneficiary or beneficiaries designated by the Participant or determined as provided herein, in accordance with the provisions of Section 10.
9.3.1 Designation of Beneficiary. At the time of hire an Employee may designate the beneficiary of any benefits which may become payable to a beneficiary of a deceased Participant in this Plan in accordance with procedures adopted by the Plan Administrator. Any such beneficiary designation may be revoked or changed by a subsequent designation made in accordance with those procedures. If the Participant is married and the designated beneficiary is not the Participant’s Spouse, the Spouse must consent to the designation by a signed writing witnessed by a representative of the Plan or notarized by a notary public. No beneficiary designation or revocation or change thereof shall be effective until such writing is furnished to the Administrator or its agent. The revocation of a beneficiary designation shall not require the consent of any beneficiary. Any designation filed on a later date shall be deemed to entirely revoke any designation filed on an earlier date unless otherwise expressly stated in the later designation. The Plan Administrator may adopt a policy that applies to distributions to minor beneficiaries and if such a policy is adopted, distributions to minor beneficiaries will be governed by such policy.
9.3.2 Effect of Divorce. If a Participant and his or her named beneficiary are or become married and thereafter their marriage is dissolved by entry of a decree of dissolution or other court order having the effect of dissolving the marriage, then such pre-divorce beneficiary designation shall be deemed automatically revoked as to such beneficiary Spouse as of the date of such dissolution unless the death benefit rights of such former Spouse are subsequently reaffirmed by a qualified domestic relations order or the Participant’s subsequent written designation. However, distribution of a deceased Participant’s account in accordance with his or her latest beneficiary designation filed with the Administrator shall completely discharge the Employer, the Administrator and the Trustee and they shall have no duty to inquire into, or act on any information concerning, whether a Participant’s marriage has been dissolved and his or her beneficiary designation thereby revoked as to his or her Spouse.
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9.3.3 Alternate Payee. For purposes of this Section 9.3, an alternate payee named in a qualified domestic relations order shall be treated as a Participant.
9.3.4 Deemed Beneficiary. If no beneficiary designation has been made, or if the designated beneficiary has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:
(a) Death Before January 1, 2011. If the Participant died before January 1, 2011, then in accordance with the provisions of the Plan document then in effect;
(b) Death On or After January 1, 2011. If the Participant dies on or after January 1, 2011:
(A) first, to the Participant’s surviving Spouse, as defined under federal law; or
(B) if the Participant does not have a surviving Spouse, to his or her estate.
9.3.5 Surviving Beneficiary. For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant’s death.
9.4 Benefits on Severance from Employment. Upon the severance of a Participant’s employment with the Employer prior to his or her death, Disability or Retirement, the Participant shall be entitled to distribution of his or her vested account balance. Distribution of benefits on account of a Participant’s severance from employment with the Employer as provided herein shall be made to the Participant in accordance with the provisions of Section 10. A change in employment from Employee to Leased Employee status shall not be considered a severance from employment for purposes of this Section 9.4.
9.5 Accelerated Benefit Option. A terminally ill Participant, as defined herein, shall be entitled to an early distribution of a portion of his or her benefits upon written notification to the Administrator and verification of the Participant’s terminal illness by the Administrator. The Participant entitled to receive a distribution pursuant to this accelerated benefit option may receive a distribution of any Rollover Account, in addition to any vested Employer Profit Sharing Contributions and Employer Matching Contributions, including earnings thereon. Distribution of benefits on account of terminal illness shall be made in accordance with the provisions of Section 10.6 as an in-service withdrawal, but without the requirement that the Participant have attained age fifty-nine and one-half (59½). A Participant shall be deemed to be terminally ill when, by reason of a medically determinable physical condition, the Participant’s life expectancy is less than twenty-four (24) months. The Participant’s terminally ill condition and probable life expectancy must be certified by a physician acceptable to both the Participant and the Administrator.
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9.6 In-Service Withdrawals. A Participant who continues working after attaining age fifty-nine and one-half (59½) may elect partial in-service withdrawals in accordance with Section 10.6.
9.7 Hardship Withdrawals. At the direction of the Administrator and in accordance with uniform rules consistently applied, the Administrator may direct the Trustee to distribute a Participant’s Rollover Account, Elective Deferral Contributions and Employer Profit Sharing Contributions to the Participant in the case of “hardship” pursuant to Sections 9.7.1 to 9.7.6 below. Excepting Participants who receive a hardship distribution under Section 9.7.2(g).
9.7.1    Maximum Amount. Withdrawals shall not exceed the lesser of:
(a) the value of the Participant’s Rollover Account, Elective Deferral Account and Employer Profit Sharing Contributions Account on the date the withdrawal is processed; or
(b) the sum of the Participant’s total Elective Deferral Contributions to the Plan, excluding any investment earnings, and the combined value of the Participant’s Employer Profit Sharing Contributions Account and Rollover Account on the date the withdrawal is processed.
9.7.2 Hardship. The term “hardship” as used herein shall mean an immediate and heavy financial need resulting from any one or more of (a) through (g), below:
(a) uninsured expenses for (or necessary to obtain) medical or dental care that would be deductible under Code § 213(d) (determined without regard to whether the expenses exceed 7.5% of the Participant’s adjusted gross income) incurred or to be incurred by the Participant or the Participant’s Spouse or dependents (where a Participant’s dependents include Participant’s noncustodial children who are treated as dependents pursuant to Code § 213(d)(5), provided however that expenses with respect to any such noncustodial children exclude nonprescription drugs or medicine, other than insulin);
(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(c) payment of tuition, related educational fees, and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant or the Participant’s Spouse, children or dependents;
(d) payments necessary to prevent the eviction of Participant from his or her principal residence or to prevent foreclosure on the mortgage of Participant’s principal residence;
(e) payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents;
(f) uninsured expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income); or
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(g) any other financial need determined to be immediate and heavy under rules and regulations issued by the Secretary of the Treasury or his delegate; provided, however, that any such financial need shall constitute an immediate and heavy need under this paragraph (g) no sooner than administratively practicable following the date such rule or regulation is issued.
In addition, a hardship withdrawal may include an amount necessary to satisfy any tax obligation which becomes payable on account of a distribution for any hardship described in (a) through (g), above. For purposes of this Section 9.7.2, the term “dependents” shall have the meaning prescribed under Code § 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B).

9.7.3 Representation that Distribution is Necessary to Satisfy Financial Need. A distribution under Section 9.7 can only be made to the extent it is necessary to satisfy an immediate and heavy financial need.
(a) A distribution is necessary to satisfy an immediate and heavy financial need only to the extent that:
(1) the amount of the distribution is not in excess of the amount required to satisfy the financial need; and
(2) the financial need cannot be satisfied from other resources reasonably available to the Participant, as determined by the Administrator on the basis of all relevant facts and circumstances.
(b) Excepting hardship withdrawals made under Section 9.7.2(g), the Administrator shall require the Participant to provide written certification of the facts and circumstances establishing that Participant has met one of the hardship categories and may consider other relevant evidence. Such written certification shall require the Participant to represent that the financial need cannot reasonably be relieved: (1) through reimbursement or compensation by insurance or otherwise; (2) by liquidation of the Participant’s assets; (3) by cessation of Elective Deferrals under the Plan; (4) by other currently available distributions and nontaxable loans under the Plan and under any other plan maintained by the Employer or by any other employer; or (5) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. A Participant’s need cannot reasonably be relieved by taking one of the above actions (1) through (5) if the effect would be to increase the amount of the need.
(c) For purposes of (a)(2), the Administrator is entitled to rely on the Participant’s representation made pursuant to (b), unless the Administrator has actual knowledge to the contrary.
9.7.4 Fee. The Administrator may charge a reasonable fee for processing hardship withdrawals.
9.7.5 Valuation. In the event a hardship withdrawal is made by a Participant other than at a regular Valuation Date, the allocation of investment gains and losses to the account shall be made as if such withdrawal had occurred on the preceding Valuation Date, and no gains or losses
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allocable to the withdrawn funds shall be credited therefor, except that a Participant’s Nordstrom Stock Account, if any, shall be valued to the date of withdrawal.
9.7.6 Ordering Rule. Excepting hardship withdrawals made under Section 9.7.2(g), hardship withdrawals are not available unless and until the Participant has first exhausted all other sources of funds to satisfy the hardship, including but not limited to Participant loans available from this Plan. Hardship withdrawals will be made from all available sources in accordance with procedures adopted by the Plan Administrator.
9.8 Restriction on Distributions of Elective Deferrals. Amounts attributable to Elective Deferral Contributions and QNECs under this Plan may not be distributed prior to the occurrence of one of the following events: severance of employment with all Employers, the Participant’s death or Disability, the Participant’s attaining age fifty-nine and one-half (59½), or the Participant’s establishment of a hardship under Section 9.7.
9.9 Military Service Distributions. Effective January 1, 2009, an Employee who is on a leave of absence for active military service for more than 30 days shall be treated as having incurred a severance from employment under Section 9.4 and, consequently, may request and receive a distribution of any amount which is attributable to Employee Contributions under Section 5.2 or 5.3 of the Plan.
Section 10.METHOD OF PAYMENT OF BENEFITS
10.1 Distribution of Benefits.
10.1.1 Lump Sum Payment. Upon the occurrence of any of the events specified in Section 9 requiring or permitting a distribution of benefits to a Participant or his or her beneficiary, the Administrator shall instruct the Trustee to distribute benefits, determined in accordance with Section 10.2, below, in a single lump sum payment unless the Trustee receives a timely election for a different form of benefit. If the present value of a Participant’s benefit exceeds $1,000 and the benefit is Immediately Distributable (see Section 10.1.3), the Administrator must obtain the consent of the Participant for the distribution. For purposes of applying the $1,000 threshold in the preceding sentence, the Plan shall disregard the balance in a Participant’s rollover account for distributions from this Plan made after March 28, 2005 and before April 1, 2010, and shall include the balance in a Participant’s rollover account for distributions from this Plan made on or after April 1, 2010. Participant consent may be in writing or in accordance with procedures adopted by the Plan Administrator.
10.1.2 Consent to Distribution. The consent of the Participant shall be obtained in writing within the one hundred eighty (180) day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Administrator shall notify the Participant of the right to defer any distribution until the benefit is no longer Immediately Distributable and shall explain any optional form of benefit under the Plan. The consent of the Participant shall not be required to the extent that a distribution is permitted to be made without consent (under Section 10.1.1) or required to be made to satisfy Code §§ 401(a)(9) or 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option, the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant or
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transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code § 4975(e)(7)) within the same controlled group.
10.1.3 Immediately Distributable. An account balance is immediately distributable upon occurrence of a distribution event under Section 9 prior to the time the Participant attains the later of age 62 or the Normal Retirement Date under Section 9.1.
10.1.4 Spousal Consent. Effective for distributions on and after January 1, 2010, spousal consent is not required for distributions from the Plan. For distributions prior to January 1, 2010, the spousal consent provisions of the Plan in effect at the time of distribution apply.
10.1.5 Social Security Not Relevant. Notwithstanding any other provisions of this Plan, any benefits payable under this Plan shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under Title II.
10.2 Valuation of Account. The benefit payable to a Participant or his or her beneficiary in accordance with Section 9 shall be determined as of the Valuation Date immediately preceding the date of distribution. Contributions allocated to a Participant under Sections Section 5 and Section 6, but which have not yet been deposited to the Participant’s account as of the date of distribution, shall not be payable to such Participant until such contributions have actually been deposited.
10.3 Time of Distribution.
10.3.1 General Rule. Subject to the consent requirements of Section 10.1, the benefit payable to a Participant or beneficiary shall be made as soon as administratively practicable following the occurrence of a distribution event described in Section 9 and, if applicable, such Participant’s request and consent to such distribution.
10.1.2 Statutory Deadlines. Unless the Participant otherwise elects in writing, payments hereunder must begin not later than sixty (60) days after (a) or (b):
(a) The end of the Plan Year in which the Participant (1) attains age sixty (60), (2) reaches the tenth anniversary of the date he or she commenced participation in the Plan, or (3) severs employment, whichever of (1), (2) or (3) is latest; or
(b) If the Trustee or Administrator requires information which is not available before that latest date under (a), the payments shall begin no later than sixty (60) days after that information is supplied.
10.3.3 Election to Defer Payment.
(a) Written Election. A Participant may elect in writing that a payment to him or her of any benefit under this Plan will commence at a date later than the date specified under Sections 10.3.1 and 10.3.2 above. Any such election shall be signed by the Participant and shall state the date payments are to commence. In any event, a Participant making such election shall be required to commence the receipt of his or her retirement benefit no later than the Participant’s required beginning date under Section 11.
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(b) Deemed Election. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is Immediately Distributable, within the meaning of Section 10.1.3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.
10.4 Form of Payment.
10.4.1 Cash Payment. Except as provided in Section 10.4.2, all distributions from the Plan shall be made in the form of cash.
10.4.2 In-Kind Distributions. In the following circumstances, the Plan shall make an in-kind distribution of benefits.
(a) Company Stock. If the Participant’s Plan account holds Company stock and the Participant or beneficiary requests an in-kind distribution of the shares, the Administrator shall instruct the Trustee to distribute the shares in lieu of their cash equivalent, in a manner that is consistent with the rules set forth in 1.02.2(f) of the Nordstrom 401(k) Plan Participant Direction Investment Appendix.
(b) Non-Marketable Security. If the Participant’s Plan account holds a security that is not publicly traded on an established securities market (i.e., a non-publicly traded security) at the time that the Participant or beneficiary requests a distribution, the Administrator shall instruct the Trustee to make an in-kind distribution of such non-publicly traded security, in lieu of cash.
10.5 Qualified Domestic Relations Orders. Subject to the procedures established by the Administrator under Section 14.3, benefits may be paid from the nonforfeitable balance of a Participant’s accounts in accordance with a qualified domestic relations order (“QDRO”) as defined in Code § 414(p) without regard to whether the Participant has attained the “earliest retirement age,” as defined in Code § 414(p).
10.6 Partial Withdrawals. A Participant who is entitled to a distribution under Section 9 may elect partial withdrawals of his or her vested account balance in lieu of a lump sum distribution of his or her entire vested account balance. Partial withdrawals are subject to the consent requirements of Section 10.1 and may be subject to a reasonable administrative fee.
10.7 Rollovers.
10.7.1 Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
10.7.2 Definitions. For purposes of this section, certain terms shall be defined as follows:
(a) Eligible Rollover Distribution.
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(1) General Rule. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code § 401(a)(9); any withdrawal on account of hardship; or, except as provided in (2), the portion of any distribution that is not includible in the distributee’s gross income (disregarding these rollover rules).
(2) Special Rule for After-tax Amounts. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income upon distribution. However, any such portion shall be distributed only to an individual retirement account or annuity described in Code § 408(a) or (b), or to a qualified defined contribution plan described in Code § 401(a) or § 403(a) that agrees to separately account for transferred amounts, including separately accounting for the portion that is includible in gross income and the portion that is not includible in gross income.
(b) Eligible Retirement Plan. An eligible retirement plan is one of the following that accepts the Participant’s eligible rollover distribution:
(1) an individual retirement account described in Code § 408(a);
(2) an individual retirement annuity described in Code § 408(b);
(3) an annuity plan described in Code § 403(a);
(4) an annuity contract described in Code § 403(b);
(5) a qualified trust described in Code § 401(a);
(6) an eligible deferred compensation plan described in Code § 457(b) that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan; or
(7) for eligible rollover distributions after December 31, 2007, a Roth individual retirement account described in Code § 408A.
This definition of an “eligible retirement plan” also applies in the case of a distribution to a Participant’s surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 10.5. For a non-Spouse designated beneficiary, an “eligible retirement plan” means only an individual retirement account under Code § 408(a) or an individual retirement annuity under Code § 408(b) and only if the transfer is a direct rollover.
(c) Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving Spouse and the employee’s or former
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employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code § 414(p), are distributees with regard to the interest of the Spouse or former Spouse. A distributee includes the Participant’s non-Spouse designated beneficiary.
(d) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
10.7.3 Rollover of Designated Roth Contributions. A direct rollover of a distribution from a Participant’s account attributable to designated Roth contributions under the Plan can be made only to a designated Roth contributions account under an applicable retirement plan described in Code § 402A(e)(1) or to a Roth IRA described in Code § 408A, and only to the extent the rollover is permitted under the rules of Code § 402(c).
10.8 Administration of Unclaimed Benefits.
10.8.1 Forfeiture of Unclaimed Benefits. The Plan Administrator shall make reasonable efforts to locate Participants or beneficiaries and notify them of any vested balances. If after making such efforts, the Participant or beneficiary’s benefits are unclaimed, the benefit shall be forfeited in accordance with procedures adopted by the Plan Administrator and shall hold the forfeited benefit in the forfeiture suspense account under Section 6.5, subject to restoration under Section 10.8.2, below.
10.8.2 Restoration of Unclaimed Benefits. If a Participant or beneficiary whose benefit has been forfeited under Section 10.8.1 above thereafter is located and requests payment of such benefits, and if the Plan has not terminated (or if the Plan has been terminated, all benefits have not yet been distributed), then the benefit of such Participant or beneficiary shall be restored, without any adjustment for investment earnings through the restoration date. The Administrator shall restore the benefit using the forfeiture suspense account pursuant to Section 6.5.3. However, if any such unclaimed benefit has not been restored by the time the Plan terminates and all benefits are distributed, the forfeiture of such unclaimed benefit will be irrevocable.
Section 11.MINIMUM DISTRIBUTION REQUIREMENTS
11.1 General Rules.
11.1.1 Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning on and after January 1, 2003.
11.1.2 Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.
11.1.3 Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury regulations under Code § 401(a)(9).
11.1.4 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance
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with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.
11.2 Time and Manner of Distribution.
11.2.1 Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date, as defined in Section 11.5.5.
11.2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(a) Surviving Spouse Beneficiary. If the Participant's surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse must begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(b) Non-Spouse Beneficiary. If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary must begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies.
(c) Absence of Beneficiary. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(d) Death of Surviving Spouse. If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 11.2.2, other than Section 11.2.2(a), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 11.2 and Section 11.4, unless Section 11.2.2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 11.2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 11.2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 11.2.2(a)), the date distributions are considered to begin is the date distributions actually commence.
11.2.3 Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 11.3 and 11.4 of this Section. If the Participant's interest is distributed in the form of an annuity
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purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code § 401(a)(9) and the Treasury regulations.
11.3 Required Minimum Distributions During Participant’s Lifetime.
11.3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(a) General Rule. The quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or
(b) Surviving Spouse. If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.
11.3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 11.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.
11.4 Required Minimum Distributions After Participant’s Death.
11.4.1 Death On or After Date Distributions Begin.
(a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date required minimum distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:
(1) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2) If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.
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(3) If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(b) No Designated Beneficiary. If the Participant dies on or after the date required minimum distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
11.4.2 Death Before Date Distributions Begin.
(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date required minimum distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 11.4.1.
(b) No Designated Beneficiary. If the Participant dies before the date required minimum distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date required minimum distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 11.2.2(a), this Section 11.4.2 will apply as if the surviving Spouse were the Participant.
11.5 Definitions.
11.5.1 Designated beneficiary. The individual who is designated as the beneficiary under Section 9.3 of the Plan is the designated beneficiary under Code § 401(a)(9) and section 1.401(a)(9)-1, Q&A-4 of the Treasury regulations. For purposes of this Section 11, if the Participant has not designated a beneficiary or if a Participant-designated beneficiary does not survive the Participant, then the designated beneficiary shall be determined under the priority rules set forth in Section 9.3.4(a) through (d). If there is more than one individual within the highest priority class under Section 9.3.4(a) through (d), the individual with the shortest life expectancy will be the designated beneficiary for purposes of Section 11.
11.5.2 Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year
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is the calendar year immediately preceding the calendar year that contains the Participant's required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
11.5.3 Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.
11.5.4 Participant’s account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
11.5.5 Required beginning date.
(a) Permissive Rule. Participants who remain Employees, and who are not five percent (5%) owners (described in Section 11.5.5(c)), may elect to continue to treat their required beginning date as the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70½).
(b) Mandatory Rule.
(1) Non Five Percent (5%) Owner. The required beginning date of a Participant who is not a five percent (5%) owner is the first day of April of the calendar year following the later of the calendar year in which the Participant attains age seventy and one-half (70½), or the calendar year in which the Participant retires.
(2) Five Percent (5%) Owner. The required beginning date of a Participant who is a five percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:
(A) the calendar year in which the Participant attains age seventy and one-half (70½); or
(B) the earlier of the calendar year in which the Participant becomes a five percent (5%) owner, or the calendar year in which the Participant retires.
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(c) Five Percent (5%) Owner.
(1) Defined. A Participant is treated as a five percent (5%) owner for purposes of this section if such Participant is a five percent (5%) owner as defined in Code § 416(i) (determined in accordance with Code § 416 but without regard to whether the plan is top heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66½) or any subsequent plan year.
(2) Continued Distribution. Once distributions have begun to a five percent (5%) owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent (5%) owner in a subsequent year.
11.6 Source of Funds for Required Minimum Distributions. The Plan Administrator or its delegate is authorized to adopt such policies, procedures and protocols as it deems necessary for the efficient administration of the Plan regarding the source of funds used to make required minimum distributions under this Section 11.
Section 12.TOP HEAVY PLANS
12.1 Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code § 416(g) and whether the Plan satisfies the minimum benefits requirements under Code § 416(c) for Plan Years beginning after December 31, 2001.
12.2 Effect of Top Heavy Plan Status. In the event that the Plan is determined to be a “top heavy plan” as defined in Section 12.3, the Plan shall comply with the provisions of Section 12.4, in addition to meeting the requirements set forth elsewhere in this Plan.
12.3 Determination of Top Heavy Status. The determination of top heavy status will be made with regard to the following defined terms:
12.3.1 Determination Date. The last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of that Plan Year.
12.3.2 Key Employee. An Employee (including a deceased Employee or a beneficiary of such Employee) who at any time during the Plan Year which includes the Determination Date is any of the following (a), (b), or (c):
(a) Officer. An officer of the Employer (as that term is defined within the meaning of the regulations under Code § 416) whose annual compensation is greater than the dollar amount in effect under Code § 416(i)(1)(A)(i) as adjusted by the Secretary of the Treasury. No more than fifty (50) Employees shall be treated as officers.
(b) Five Percent (5%) Owner. A “five percent (5%) owner” of the Employer. “Five percent (5%) owner” means any person who owns (or is considered as owning within the meaning of Code § 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.
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(c) One Percent (1%) Owner. A “one percent (1%) owner” of the Employer having annual compensation from the Employer of more than $150,000. “One percent (1%) owner” means any person who owns (or is considered as owning within the meaning of Code § 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer. In determining whether an individual has annual compensation of more than $150,000, annual compensation from each employer required to be aggregated under Code §§ 414(b), (c) and (m) shall be taken into account.
(d) Determining Ownership.
(1) Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code §§ 414(b), (c) and (m) shall be treated as separate employers.
(2) Attribution of Ownership. In the case of a corporation, for purposes of applying the ownership attribution rules of Code § 318 in determining Key Employee status, subparagraph (C) of Code § 318(a)(2) shall be applied by substituting “five percent (5%)” for “fifty percent (50%).” If an entity is not a corporation, ownership attribution rules shall be applied in accordance with regulations promulgated by the Secretary of the Treasury based upon the principles of § 318(a), as herein revised.
(e) Annual Compensation. For purposes of this Section 12, the term annual compensation means compensation as defined in Code § 415(c)(3), but including amounts contributed by Employer pursuant to a salary reduction agreement which are excludable from Employee’s gross income under Code §§ 125, 132(f), 402(a)(8), 402(h) or 403(b).
12.3.3 Non-Key Employee. Any Employee who does not meet the definition of a Key Employee pursuant to Section 12.3.2 above, is a Non-Key Employee.
12.3.4 Top Heavy Plan. This Plan will be a top heavy plan if, with respect to the applicable Plan Year, as of the determination date for that year the Plan has a top heavy percentage that exceeds sixty percent (60%).
(a) Percentage. “Top heavy percentage” shall be that percentage which equals a fraction,
(1) The numerator of which is the sum of the present value of accrued benefits of all Key Employees as of the determination date, contributions for all Key Employees which are due but unpaid as of the determination date, and distributions made to Key Employees during the one year period ending on the determination date, and
(2) The denominator of which is the sum of the present value of accrued benefits for all Employees as of the determination date, total contributions for all Participants due but unpaid as of the determination date, and total distributions made to Participants during the one year period ending on the determination date.
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(3) However, in the case of a distribution made for a reason other than severance from employment, death or disability, the above provisions shall be applied by substituting “five year period” for “one year period.”
(b) Related Rules. For purposes of calculating the top heavy percentage under Section 12.3.4(a):
(1) Accrued Benefit. The present value of a Participant’s accrued benefit shall include: (A) in the case of a defined contribution plan, that Participant’s account balance (including Catch-up Contributions Accounts); (B) in the case of a defined benefit plan, the present value of the accrued benefits of such individual determined as of the most recent valuation date which is within the twelve (12) month period ending on the determination date; (C) the accrued benefit attributable to nondeductible employee contributions; and (D) the accrued benefit of a participant other than a Key employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code § 411(b)(1)(C).
(2) Distribution. In considering distributions within the one year period (or five year period, as appropriate) ending on the determination date: (A) all distributions from this Plan and distributions from terminated plans which would have been required to be aggregated had they not been terminated, must be considered; and (B) no benefit attributable to deductible contributions, or to amounts rolled over or transferred to this Plan from the Plan of another employer after December 31, 1983, shall be considered in determining a Participant’s accrued benefit.
(3) Exclusions. The following exclusions shall apply: (A) contributions, accrued benefits, and distributions on behalf of a Non-Key Employee who was formerly a Key Employee shall be disregarded in determining the top heavy percentage; and (B) if a Participant or former Participant has not performed services for any Employer maintaining the Plan at any time during the one year period ending on the determination date, the accrued benefit for such Participant shall not be taken into account in determining top heavy plan status.
(c) Aggregation With Other Plans. If the Employer or an entity affiliated with the Employer pursuant to Code §§ 414(b), (c) or (m) maintains other qualified plans (including simplified employee pension plans), a plan is a top heavy plan only to the extent that the combined top heavy percentage for the plan and all aggregated plans exceeds sixty percent (60%). For the purpose of making this determination:
(1) Mandatory Aggregation. All qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code §§ 414(b), (c) or (m) which include one or more Key Employees as Participants, and all qualified plans which must be considered in order for a plan including Key Employee Participants to meet the requirements of Code §§ 401(a)(4) or 410, must be aggregated.
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(2) Permitted Aggregation. Additional qualified plans of the Employer or an entity affiliated with the Employer pursuant to Code §§ 414(b), (c) or (m), if such plans, when aggregated with this Plan, satisfy the requirements of Code §§ 401(a)(4) and 410, may be aggregated.
(3) Determination Date. Where multiple plans with differing determination dates are to be aggregated for the determination of top heavy status, the top heavy percentage shall be calculated by reference to determination dates for all plans falling within the same calendar year.
12.4 Minimum Employer Contributions to Top Heavy Plans.
12.4.1 Minimum Contribution.
(a) General Rule. Except as provided in Section 12.4.1(c) below, for each Plan Year that this Plan is determined to be a top heavy plan, a Participant who is a Non-Key Employee shall have allocated to his or her account (in either this Plan or another defined contribution plan maintained by an Employer) a contribution equal to the product of that Participant’s Compensation, as defined in Section 2.6, and the minimum top heavy contribution rate. The minimum top heavy allocation, if any, required shall not be forfeited under §§ 411(a)(3)(B) or 411(a)(3)(D).
(b) Minimum Top Heavy Contribution Rate. Subject to Section 12.4.1(c) below, the minimum top heavy contribution rate for a Participant who is a Non-Key Employee shall equal the lesser of three percent (3%) of such Non-Key Employee’s compensation or the highest contribution rate (excluding Catch-up Contributions for the Plan Year containing the determination date) made to the account of a Key Employee, provided that the contribution rate shall not be less than three percent (3%) if this Plan is required to be aggregated with a defined benefit plan in order for that plan to meet the requirements of Code §§ 401(a) and 410(b). The term “contribution rate” shall mean the percentage derived by dividing a numerator, which is the sum of Employer contributions (including amounts deferred at the Employee’s election to a Plan described in Code § 401(k) but excluding contributions to Social Security) and forfeitures allocated to a Participant’s account, by a denominator equal to the Participant’s Compensation. For the purposes of this Section 12.4, the term “Participant who is a Non-Key Employee” shall include all Non-Key Employees who have become Participants but who have failed to complete one thousand (1,000) Hours of Service during the Plan Year and those Non-Key Employees who would be eligible to participate in the Plan except that their compensation does not exceed a specified minimum level or they have failed to make a mandatory employee contribution or an elective contribution to a plan described in Code § 401(k). Employer Matching Contributions to this Plan shall count toward the minimum top heavy contribution rate (and any reduction to the contribution rate that results will not be taken into account in determining whether the Plan impermissibly conditions benefits on the making of elective deferrals under Code § 401(k)(4)(A)).
(c) Exceptions for Defined Benefit Plan. Notwithstanding Sections 12.4.1(a) and 12.4.1(b):
(1) If a defined benefit pension plan providing benefits for one or more Key Employees is maintained by the Employer, and if such defined benefit pension plan depends upon this Plan to satisfy the nondiscrimination rules of Code § 401(a)(4) or the coverage rules of Code § 410
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(or if another plan benefiting the Key Employee so depends on such defined benefit plan) the guaranteed minimum top heavy contribution for a Non-Key Employee shall be three percent (3%) of his or her compensation regardless of the contribution rate for the Key Employees.
(2) If in addition to this Plan the Employer maintains a qualified defined benefit pension plan which Provides a minimum benefit to Non-Key Employee Participants pursuant to Code § 416(c)(1), no minimum top heavy employer contribution need be made for such Participants under this Plan.
12.4.2 Minimum Top Heavy Contributions and/or Benefits in Multiple Plans. In the event that a Non-Key Employee participates in both this Plan and a defined benefit plan, it shall not be necessary to provide such Non-Key Employee with both a minimum top heavy contribution under this Plan (and other defined contribution plans) and a minimum benefit under the defined benefit plan. The minimum top heavy contribution and minimum benefit requirements with respect to all such Plans shall be deemed satisfied if such Non-Key Employee is provided with the minimum benefit under the defined benefit plan.
12.4.3 Make-Up Contribution. If the contribution rate for the Plan Year with respect to a Non-Key Employee is less than the minimum top heavy contribution required, the Employer will increase its contribution for such Employee to the extent necessary to cause the Employee’s contribution rate for the Plan Year to equal the required minimum top heavy contribution. The Employer will cause this make-up contribution to be made from Employer’s net profits.
12.4.4 Vesting Schedule. For each Plan Year in which this Plan is determined to be top heavy, Employer contributions to the Plan on behalf of Non-Key Employees shall vest under the following schedule if it is more favorable to the Non-Key Employees than the schedule set forth in Section 8:

Years of Service	Vested Percentage
1 or less	0
2	20
3	40
4	60
5	80
6 or more	100

Section 13.PARTIES RESPONSIBLE FOR IMPLEMENTING THE PLAN
13.1 Plan Sponsor. The Company is the Plan sponsor for purposes of ERISA and designates in Sections 13.1.1 to 13.1.6 below how Plan powers and duties shall be performed.
13.1.1 Company Powers and Duties. The Company shall have the powers and duties set forth in the following (a)-(e):
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(a) Plan and Trust Documents. To make all Plan and Trust documents needed or desired to establish and operate the Plan and the separate Trust Fund, subject to the direction of the Board, or the Chief Human Resources Officer, as applicable.
(b) Plan Administration. To perform all duties as Plan Administrator under 13.1.4, Section 3 and elsewhere provided in the Plan and Trust documents.
(c) Service Providers. To enter into agreements with any third party administrative service providers for the Plan and Trust acting as accountant, actuary, asset custodian, attorney, auditor, contract administrator, recordkeeper or in any other administrative capacity, and to monitor such service providers performance under such agreements.
(d) Plan Changes. To recommend to the Board or Chief Human Resources Officer any changes in Plan or Trust terms which the Company deems appropriate.
(e) Other. To take any action deemed necessary or desirable to cause the Plan and Trust to be operated according to the Plan and Trust documents and applicable law.
13.1.2 Board Powers and Duties. Subject to the liability limitation in (f) below, the Board of Directors of the Company (“Board”) has the exclusive powers set forth in the following (a)-(e):
(a) Plan and Trust Terms. To establish, amend or terminate the Plan and the related Trust Agreement, subject only to Section 13.1.3 and Section 15.
(b) Funding Policy. To determine that an appropriate funding policy, consistent with the objectives of the Plan, the Trust Agreement and the requirements of ERISA, is adopted and implemented.
(c) Contributions. To determine the amount and manner of payment of all Company contributions to the Trust.
(d) Indemnification. To determine the scope of any indemnification by the Company to any person or entity acting as a fiduciary or otherwise under the Plan or Trust, provide appropriate insurance and bonding coverage of any Employee of the Company acting in such capacity, and determine whether the Company shall furnish such insurance or bonding coverage to any other person or entity, all to the extent permitted by law.
(e) Committees. To establish any Committee(s) of the Board deemed appropriate for Plan or Trust purposes.
(f) Liability Limitation. The Board has no administrative or investment authority or functions, and no member of the Board shall be a Plan fiduciary because of such Board membership.
13.1.3 Chief Human Resources Officer Powers and Duties. Until such time as the Board shall modify, revoke or rescind such authority, all Employer or Plan sponsor functions and responsibilities vested in the Company shall be exercised pursuant to authorization by the Chief Human
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Resources Officer of the Company. Without specific Board approval, the Chief Human Resources Officer has the powers and duties set forth in the following (a)-(d):
(a) Technical Amendments. To amend the Plan and Trust Agreement to make technical, administrative, editorial and legal compliance changes recommended by Corporate Employee Benefits to comply with applicable law or to simplify or clarify the Plan.
(b) Substantive Amendments. To take all actions necessary to implement (after approval by the Chairman or the Board) any amendments relating to Plan and Trust benefit or governance provisions.
(c) Plan Administration. To delegate or terminate the power and authority of any person(s) or entity(ies) responsible for performance and administration of the Plan.
(d) Committees. To establish, maintain or terminate the existence, membership and powers of any Committee for any Plan purpose, except any Committee established by the Board.
13.1.4 Administrator Powers and Duties. The Plan shall be administered by the Company, herein called the “Administrator.” The Company shall be the “administrator” for purposes of ERISA § 3(16) and the named fiduciary for purposes of Plan administration. The Administrator shall have all powers necessary to carry out the provisions of the Plan, including those set forth in Section 3, but excluding those relating to the custody, management and control of Trust assets and those allocated or delegated to others.
13.1.5 Retirement Committee. Subject to the liability limitation under (g), the Retirement Committee established by the Board shall have the powers and duties set forth in the following (a)-(f):
(a) Asset Fiduciaries. To make sure that Plan assets are held, safeguarded, invested and distributed by persons or entities that agree to act as the designated ‘fiduciary’ within the meaning of § 3(21) and other fiduciary provisions of ERISA for purposes of the applicable custodial, trusteeship, investment management or other Plan asset functions.
(b) Investment Funds. To designate investment funds for the investment of Participants’ accounts (the “Funds”), as determined appropriate by the Retirement Committee in consultation with qualified advisors, provided that the Funds shall at all times include the Nordstrom Common Stock Fund. The Nordstrom Common Stock Fund shall be invested primarily in the Company’s common stock. The Nordstrom Common Stock Fund may also be invested in such cash or cash equivalent investments and other types of investments, as the Retirement Committee determines is appropriate to provide liquidity for cash benefit payments and transfers, the payments of administrative expenses, and other expected cash requirements. The Retirement Committee in its discretion may increase or decrease the number of Funds and may direct the Trustee to add or terminate specific Funds or modify existing Funds, other than the Nordstrom Common Stock Fund. Different Funds may be made available to different groups of Participants, determined on an Employer-by-Employer basis, in the discretion of the Retirement Committee.
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(c) Investment Policy. To establish the investment policy and guidelines for investment of Plan assets.
(d) Monitor Plan Asset Fiduciaries. To establish the policies and procedures for periodic reporting by and review of performance by asset fiduciaries, and to implement any changes which such Committee, in its discretion, deems appropriate regarding such policies, procedures or fiduciaries.
(e) Monitor Plan Administration. To establish the policies and procedures for periodic reporting by and review of performance by the Administrator and service providers involved in Plan administration, and to implement any changes which such Committee, in its discretion, deems appropriate regarding Plan administration.
(f) Claims Review. To review and decide, as a committee or by its authorized subcommittee, all appeals of denied claims under Section 16.
(g) Liability Limitation. The Retirement Committee has no administrative or asset responsibility or control beyond the limited oversight functions set forth above, and, subject only to applicable law, no member of such committee shall be liable for errors, omissions or breaches by any fiduciary or service provider having the actual power and authority to act.
13.1.6 Investment Committee. Until such time as the Retirement Committee shall modify, revoke or rescind such authority, an Investment Committee shall be established with the following authority to act for the Retirement Committee with respect to the performance of the Plan’s investment vehicles and managers:
(a) Performance Review. To review, monitor and evaluate, at reasonable intervals, the performance of the Trustee(s), the investment managers, investment vehicles and any other appointed or delegated fiduciaries or other service providers to ensure that their performance has been in compliance with the terms of the Plan and Trust documents, the investment policy and applicable law, and satisfies the needs of the Plan, and to report all findings and recommendations to the Retirement Committee.
(b) Investment Service Providers. Subject to approval by or procedures of the Retirement Committee, to make or terminate the power and authority of any person(s) or entity(ies) responsible to hold, control, manage or invest assets of the Trust, including (but not limited to) any Trustee, custodian, investment manager, investment performance monitor or other provider of services involving Trust assets.
13.2 Plan Fiduciaries. The following Sections 13.2.1 to 13.2.6 apply to any individual or entity who is a “fiduciary” under ERISA § 3 (21) with respect to Plan or Trust administration or assets:
13.2.1 Authorization. Authority to act as a fiduciary shall be conferred as provided under 13.1 and accepted in writing by the designated fiduciary. Such authorization shall continue until the earliest of (a), (b) or (c), as follows:
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(a) if the fiduciary is unable to act, or
(b) the fiduciary is terminated pursuant to authority under this Plan, or
(c) upon the effective date of resignation by the fiduciary, which can be no earlier than the 30th day after written notice of resignation.
13.2.2 Qualifications of Fiduciary. Any individual, even if an officer, director, Employee or shareholder of the Company, and any corporation, partnership or other entity may serve as a fiduciary hereunder. All fiduciary responsibility may be vested in any single individual, group of individuals, corporation, partnership or other entity, or in any combination thereof, with liability being joint and several; or fiduciary responsibility may be divided among two (2) or more of the foregoing, with such duties and responsibilities as are provided in the authorizing designation and liability being limited solely to breach of the duties so imposed or conduct violating ERISA § 405(a).
13.2.3 Other Fiduciaries. The Company shall be the named fiduciary for any other rights or duties imposed by ERISA upon a “named fiduciary” which are not otherwise placed.
13.2.4 Performance of Company Duties and Responsibilities. The Company shall carry out its duties and responsibilities under the Plan through its directors, officers and Employees, acting on behalf of and in the name of Company in such respective capacities and not as individual fiduciaries.
13.2.5 Scope of Responsibility. No fiduciary or other person or entity responsible for any functions involving administration of the Plan or management of Trust assets shall be obligated to perform any duty or responsibility which has been allocated or delegated to another fiduciary pursuant to the Plan, the Trust Agreement or the procedures established therein.
13.2.6 Multiple Fiduciary Capacities. Nothing herein shall prohibit any person or entity, or group of persons or entities, from serving in more than one (1) fiduciary capacity with respect to the Plan.
13.3 Plan Committees. Unless otherwise provided in the specific authorization of the Committee, any Committee established under the Plan, having either overall or specifically limited responsibility of a ministerial or discretionary nature, as determined from time to time, shall be established and operated as provided below in Sections 13.3.1 to 13.3.6
13.3.1 Procedure for Establishing Committee. The party having authority to establish the Committee shall designate by written instrument the members of the Committee and the nature of the responsibilities the Committee is to carry out under the Plan; provided, however, that if the responsibilities of the Committee are fiduciary in nature, any such members shall consent in writing to serve in such capacity.
13.3.2 Committee Composition. The Committee shall be composed of three (3) or more members. Membership in the Committee is limited to individuals who are officers, directors, former directors or Employees of the Company.
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13.3.3 Committee Governance. The Committee shall appoint from its members a chair and a secretary. The Committee may take any authorized action by a majority vote, and any writing signed by a majority of such members shall have the same effect and may be relied upon to the same extent as if signed by all members.
13.3.4 Procedures. To the extent consistent with the provisions of this Plan, the Committee shall have the power to adopt such rules of procedure and regulation as may be necessary for the proper execution of its duties.
13.3.5 Vacancies. Any member of a Committee may resign on thirty (30) days’ advance written notice. Any member of a Committee may be removed from the Committee by the Board with or without cause. Removal of a Committee member does not require notice to be effective. Any Committee member who is an Employee but is not also an officer, director, or former director of the Company shall automatically cease to be a Committee member effective upon the date such individual ceases to be an Employee of the Company. All Committee vacancies shall be filled as soon as reasonably practicable. Until a new appointment is made, the remaining members of the Committee shall have authority to act although less than a quorum.
13.3.6 Committee Compensation. No member of any Committee shall receive any compensation for services as such, except that the Company may pay a reasonable fee to any member who is not a Participant under the Plan, not to exceed the amount paid to a Director to attend a Board meeting, for such person’s attendance at any meeting of the Committee. Each member of the Committee shall be reimbursed by the Company for reasonable travel and other expenses actually incurred in attending meetings of the Committee and for any other proper purpose in connection with duties as such member. No bond or other security shall be required of any member of the Committee in such capacity, except to the extent required by law.
13.4 Limitation of Individual Liability. Subject to ERISA §§ 404 and 405, any individual acting in the administration of the Plan or as a Committee member shall be protected from personal liability as provided below in Sections 13.4.1 to 13.4.3:
13.4.1 Plan Benefits and Expenses. Such individual shall not be liable personally, either individually or jointly, for any debts, obligations, undertakings or benefit payments contracted or authorized in such capacity, but such debts, obligations, undertakings and benefit payments shall be paid solely and exclusively out of assets held in the Trust Fund.
13.4.2 Investment. Such individual shall not be obligated to invest or otherwise manage or control any portion of the assets held in the Trust Fund, such obligation having been delegated to third party fiduciaries pursuant to Section 13.1.
13.4.3 Other Responsible Party. Such individual shall not be responsible for any duty or function allocated or delegated to another person or entity pursuant to procedures hereunder, except to the extent that such individual is responsible for the selection and supervision of such other person or entity.
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Section 14.SPENDTHRIFT PROVISIONS
14.1 Prohibition Against Assignment. The provisions of this Plan are intended as personal protection for the Participants. A Participant may not assign, anticipate or transfer any assets held for his or her benefit, including amounts credited to his or her account. The benefits under this Plan are not subject to seizure by legal process or in any way subject to the claims of the Participant’s creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relative. The Plan’s benefits or the Trust assets may not be considered an asset of a Participant in the event of his or her divorce, insolvency or bankruptcy. However, this Section 14.1 shall not apply to preclude the offset of a Participant’s benefits if the Participant engages in misconduct with respect to the Plan as described in Code § 401(a)(13)(C).
14.2 Effect of Assignment. Any attempt by a Participant to assign, anticipate, or transfer any assets held for his or her benefit under the terms of this Plan shall be null and void.
14.3 QDRO Exception. Notwithstanding Sections 14.1 and 14.2, nothing in this Section 14 shall prohibit the distribution of plan assets to a Participant’s Spouse or former Spouse pursuant to a “qualified domestic relations order” (“QDRO”) as that term is defined in Code § 414(p), including any domestic relations order entered into before January 1, 1985, which Administrator determines to treat as a QDRO. The Administrator shall establish reasonable nondiscriminatory rules for determining the qualification and procedures for handling domestic relations orders, which rules shall be in writing, shall provide for prompt notification of prospective alternate payee under the order of the procedures for designating a representative to receive copies of any notifications.
Section 15.AMENDMENT AND TERMINATION OF PLAN
15.1 Future of the Plan. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time.
15.2 Company Right to Amend the Plan. The Company reserves the right, from time to time, to modify, alter or amend this Plan, as well as the Trust herein provided for, by action of the person or entity having power to amend under Section 13.1, subject to the following Sections 15.2.1 to 15.2.2:
15.2.1 Retroactive Effect. Any amendment may have retroactive effect to comply with legal requirements, Plan design, original intent or actual administrative practice, subject only to restrictions under Section 15.2.2.
15.2.2 Restrictions. No amendment shall be made in violation of the following (a)-(d):
(a) Exclusive Benefit. No amendment shall make it possible, at any time prior to the satisfaction of all liabilities with respect to Employees and their beneficiaries under the Trust, for any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the participating Employees of the Company or their beneficiaries.
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(b) No Cut Back of Accrued Benefit. No amendment (including a change in the actuarial basis for determining optional or early retirement benefits) shall decrease a Participant’s benefit to the date of the amendment, except to the extent permitted under Code § 412(c)(8). A Plan amendment which results in (i) or (ii) with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits: (i) eliminating or reducing an early retirement benefit or a retirementtype subsidy, or (ii) eliminating an optional form of benefit. In the case of a retirementtype subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirementtype subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a Social Security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age).
(c) No Cut Back of Vested Benefit. No amendment shall decrease a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.
(d) Director. No amendment shall permit any director who has not been an Employee to derive any benefits under the Plan.
15.3 Company Right To Terminate the Plan.
15.3.1 Termination Event. The Company may terminate this Plan at any time, and the Plan shall in any case be considered to have terminated if the Company shall completely discontinue contributions under the Plan or if the Company shall go out of existence, unless prior to such event the Plan shall be adopted and continued by a successor.
(a) Suspension of Contributions. The Company reserves the right to suspend contributions to this Plan at any time, subject to relevant laws and regulations. A suspension is a temporary cessation of contributions and does not constitute or require a termination of the Plan. Such temporary discontinuance shall not constitute a formal termination of the Plan and shall not preclude later contributions.
(b) Merger or Consolidation. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant of this Plan shall receive a benefit which is equal to the benefit he/she would have been entitled to receive immediately before the merger or consolidation as if the Plan had then terminated. Moreover, prior to any transfer pursuant to this Section 15.3.1(b), the administrator of the transferee plan shall provide adequate assurances and representations to the Administrator that those portions of Participant accounts that are subject to the limitations of Section 9.8 as of the date of transfer shall subsequently remain subject to such limitations under the transferee plan. However, this provision shall not be construed to be a termination or discontinuance of the Plan or to be a guaranty of a specified level of benefit from the Plan.
(c) Effect of Dissolution, Bankruptcy, General Assignment. The Plan shall be deemed terminated if the Company is dissolved or adjudicated bankrupt, or makes a general assignment its assets (but not Trust assets) for the benefit of creditors, unless a party having proper authority elects to continue the Plan.
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15.3.2 Termination Benefits and Expenses. In the event of such Plan termination, the rights of each retired Participant and Participant to the benefits accrued or credited to the date of such termination, to the extent then funded, shall become one hundred percent (100%) vested on such termination and shall thenceforth be nonforfeitable, and the assets in the Trust shall be used, so far as they will extend, and subject to the conditions and limitations herein contained:
(a) Expenses. To pay all expenses and liabilities (absolute or contingent) of the Trust Fund;
(b) Benefits. To pay, provide or distribute, pursuant to Section 10, all remaining Trust Fund assets to the Participants in the proportions determined by their respective accounts.
(c) Source of Payments. To provide for benefit distribution by payment from the Trust Fund or nontransferable annuities purchased from an insurance company, with the right to commute any benefit amount on an actuarial basis, all as determined by the Retirement Committee in the exercise of its discretion.
(d) Reversion to Company. To pay to the Company any residual assets not allocated under Section 15, to the extent permitted by law.
15.4 Partial Termination. In the event of a partial termination of this Plan, Section 15.3 shall be considered as applying, at such time, only to those Participants with respect to whom the Plan has been terminated. All other Participants shall be unaffected by such termination to the fullest extent allowable by then current law and regulations.
15.5 Procedure for Plan Amendment or Termination. The amendment and termination powers reserved in Section 13.1 and Section 15 shall be executed as follows:
15.5.1 Board Resolution or Chairman Action. Except as provided in Section 15.5.2, the Company may amend or terminate the Plan by execution of the amendment by the Company Chairman, or pursuant to authorization in a resolution adopted by the Board of Directors (or its Executive Committee) and delivered to the Administrator, Retirement Committee and Trustee.
15.5.2 Chief Human Resources Officer Action. The Chief Human Resources Officer of the Company may amend the Plan to make such changes as are authorized under Section 13.1.3 by designating such changes in writing to the Administrator, Retirement Committee and Trustee.
15.5.3 Proof of Amendment. Any officer of the Company, other than the individual who has the power to create or execute the amendment or termination document, may certify that such document has been adopted by proper authority.
Section 16.CLAIMS AND REVIEW PROCEDURE
16.1 Claims for Benefits and Inquiries. Any Participant or beneficiary may file with the Administrator a written claim for benefits or inquiry concerning the Plan, or concerning present or future rights to benefits under the Plan. Applications for benefits must be made on the forms prescribed by the
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Administrator, signed by the Participant or beneficiary, as applicable, and submitted to the Administrator’s benefit claims office.
16.2 Denial of Claims. In the event any claim for benefits is denied, in whole or in part, the Administrator shall notify the applicant of such denial in writing and shall advise the applicant of the right to a review thereof.
16.2.1 Content of Notice. Such notice shall be written in a manner calculated to be understood by the applicant and set forth the following:
(a) The specific reason for denial.
(b) Specific reference to the Plan provisions upon which the denial is based.
(c) A description of any additional information which is necessary to perfect the claim and why this information is necessary.
(d) An explanation of the review procedure described in Section 16.3 below.
16.2.2 Timing of Notice. Such written notice shall be given to the applicant within ninety (90) days after the Administrator receives the application, unless special circumstances require an extension of time of up to an additional ninety (90) days for processing the application. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial ninety (90) day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Administrator expects to render its decision on the application for benefits. If written notice of denial of the application for benefits is not furnished within the time specified in this Section 16.2.2, the application shall be deemed denied.
16.3 Review of Denied Claims. Any applicant whose claim for benefits is denied (or deemed denied) in whole or in part, or such applicant’s authorized representative, may appeal from such denial by submitting to the Retirement Committee a written request for a review of the application within sixty (60) days after receipt of denial of the notice (or, in the case of a deemed denial, sixty (60) days after the application is deemed denied). The Retirement Committee shall give the applicant or such representative an opportunity to review pertinent documents (other than legally privileged documents) in preparing the request for review. The request for review shall be in writing and shall be addressed as follows:
Retirement Committee for the
Nordstrom 401(k) Plan
c/o Employee Benefits – Retirement
1700 Seventh Avenue, Suite 1000
Seattle, WA 98101
The request for a review shall set forth all grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The
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Retirement Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its decision on review.
16.4 Decision on Review. After receiving the application for review, the Retirement Committee, or an authorized review subcommittee thereof (“Review Committee”) shall review and decide the final disposition of the claim. Such decision of the Review Committee shall be binding on all parties.
16.4.1 Timing of Review. The decision should be reached within sixty (60) days after receipt of the application for review, although special circumstances may delay the review decision up to one hundred twenty (120) days. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial sixty (60) day period.
16.4.2 Notice of Decision. If the Review Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision is based. If the Review Committee determines that the application for benefits should not have been denied in whole or in part, the Review Committee shall direct the Administrator to take appropriate remedial action as soon as reasonably practicable. If written notice of the Review Committee’s decision is not given to the applicant within the time period prescribed in Section 16.4.1, the application will be deemed denied on review.
16.5 Rules and Procedures on Review. The Review Committee shall establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities in reviewing a denied claim. The Review Committee may require an applicant who wishes to submit additional information in connection with an appeal to do so at the applicant’s own expense, and may convene a hearing if it determines that sufficient cause is shown. To the extent that a claim requires a determination of whether a Participant suffers from a Disability as defined in Section 2.7, the Plan shall adhere to the procedures for administering disability claims under the Nordstrom, Inc. Welfare Benefit Plan, which procedures are incorporated by this reference.
16.6 Exhaustion of Remedies. No legal action for benefits under the Plan shall be brought unless and until the applicant has (i) submitted a written claim for benefits in accordance with Section 16.1; (ii) been notified by the Administrator that the application is denied (or the application is deemed denied) as provided in Section 16.2; (iii) filed a written request for a review of the application in accordance with Section 16.3; and (iv) been notified in writing that the Review Committee has affirmed the denial of the application (or the application is deemed denied) on review as provided in Section 16.4.
16.7 Time for Initiating Legal Action. Any legal action related to a claim for Plan benefits must be initiated within two (2) years after the Review Committee has issued its final decision on review.
Section 17.MISCELLANEOUS PROVISIONS
17.1 No Right of Continued Employment. The establishment of this Plan, the creation of any fund or account, or the payment of any benefits shall not create in any Employee, Participant or other
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party a right to continuing employment or create any claim against the Plan or Trust Fund for any payment except as set forth in this Plan.
17.2 Discretion. Whenever, under the provisions of this Plan, discretion is granted to the Employer or Administrator which affects the benefits, rights and privileges of Participants, such discretion shall be exercised uniformly so that all Participants similarly situated shall be similarly treated.
17.3 Separability. If any provision of this Agreement is declared invalid or unenforceable, the remaining provisions shall be effective.
17.4 Participant and Others Bound by Plan. Each Participant, by executing the beneficiary designation, agrees for himself or herself and his or her heirs, beneficiaries, successors, and assigns to be bound by all of the provisions of this Plan.
17.5 Applicable Law. This Plan is to be construed according to the laws of the State of Washington, to the extent not preempted by federal law.
17.6 Text Controls. The paragraph numbers and headings herein are solely for convenience. In the event of conflict between them and the text, provisions of the text control.
17.7 Expenses. All reasonable expenses incurred in operating and administering the Plan, including expenses of the Company, the Committee, and the Trust, may be paid from the Trust Fund or, at the election of the Company, may be paid by the Company, provided, however, that the Trust may reimburse the Company for such expenses only to the extent such amounts constitute “direct expenses” in accordance with U.S. Department of Labor Regulation § 2550.408c-2(b)(3). This provision shall be deemed to be a part of any contract to provide for expenses of Plan administration, whether or not the signatory to such contract is, as a matter of convenience, the Company.
17.8 Plan Document is Controlling. All rights and benefits of Participants and beneficiaries are controlled and determined by the provisions of this Plan document. To this end:
17.8.1 Authorized Summaries. The only authorized summaries of the Plan are the summary plan description and any employee communications prepared or approved by the Company. Any such authorized summaries will not modify or override the Plan document.
17.8.2 Authorized Representatives. The only individuals authorized to explain or interpret the Plan are the Committee members and the Plan administrative personnel who are charged with such responsibility. No other individual or entity has authority to explain or interpret the Plan. No authorized individual has authority to override or modify what is provided in the Plan document.
17.8.3 Resolution of Conflicts. In the event of any conflict between this Plan and (1) any authorized summary of the Plan, or (2) other written, oral or electronic statement, or (3) any assumption, inference or reliance by any Participant or beneficiary, this Plan document shall be dispositive.
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17.9 Rules of Construction. In construing this Plan, the masculine and neuter genders include the feminine and each other and the singular includes the plural.
Section 18.LOANS TO PARTICIPANTS
18.1 Loans to Participants.
18.1.1 Participant’s Right to Borrow. Participants and Beneficiaries who are parties in interest under Section 3(14) of ERISA shall have the right to borrow from their Elective Deferral Contribution accounts, Employer Matching Contributions accounts, and Employer Profit Sharing Contributions accounts on a reasonably equivalent basis and subject to prior approval by the Administrator. Application for a loan must be submitted to the Administrator on such form(s) and in such manner as the Administrator may require. Approval shall be granted or denied as specified in Section 18.1.2 on the terms specified in Section 18.1.3.
18.1.2 Limits on Borrowed Amount. The Administrator shall grant any loan which meets each of the requirements of paragraphs (a), (b) and (c) below:
(a) Maximum Loan. The amount of the loan, when added to the outstanding balance of all other loans to the Participant from the Plan or any other qualified plan of the Company or any related Company shall not exceed the lesser of:
(1) $50,000, reduced by the excess, if any, of a Participant’s highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any related Company during the preceding twelve (12) months over the outstanding balance of such loans on the loan date, or
(2) Fifty percent (50%) of the value of the vested balance of the Participant’s accounts as of the Valuation Date preceding the date upon which the loan is made.
(b) Minimum Loan. The loan shall be for at least $1,000; and
(c) Outstanding Loan Limitations. No more than two (2) loans may be outstanding to a Participant at any time. Notwithstanding the foregoing, no more than one (1) loan used to purchase the principal residence of a Participant may be outstanding to a Participant at any time.
18.1.3 Repayment and Collateral. Each loan granted shall, by its terms, satisfy each of the following additional requirements:
(a) Term. Each loan, by its terms, must be repaid within sixty (60) months (except that if the Administrator is satisfied that the loan proceeds are being used to purchase the principal residence of a Participant, the Administrator may, in its discretion, establish a term of up to two hundred and forty (240) months for repayment).
(b) Interest. Each loan shall bear a reasonable rate of interest, which rate shall be established by the Administrator from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans
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which would be made under similar circumstances and shall in no event be less than one percent (1%) over the prime rate published in the Wall Street Journal as of the 15th business day of the month preceding the date on which the loan is funded.
(c) Repayment Amount. Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than semi-monthly (twice each calendar month).
(d) Collateral. Each loan must be adequately secured, with the security to consist of the balance of the Participant’s accounts.
(e) Means of Payment. Automatic payroll deductions shall be required as additional security and the loan shall become immediately due and payable if the Participant ceases the payroll deduction. Notwithstanding the foregoing, to avoid default, an active Participant who has insufficient payroll from which to deduct the loan payment must, in a manner prescribed by the Plan Administrator, make timely loan payments equal to the amount of the loan payment not deducted by payroll deduction. Other than for Participants on qualified military service (the loan payment suspension rules for which are provided under 5.7), loan payments for a Participant who is on an approved leave of absence shall be suspended during the leave of absence, unless the Participant elects to continue loan repayments during the leave of absence, but the suspension period shall not be longer than 12 months. Upon return from the leave of absence, the Participant may make a single sum make-up payment equal to the amount of the suspended payments during the leave, or may increase the periodic loan payment so that the loan term is not extended beyond the term established when the loan was originated. A Participant who severs employment with an outstanding loan balance may elect to continue monthly loan repayments.
(f) Value Only in Borrower’s Account. To the extent a Participant’s loan is secured by the Participant’s account, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan pursuant to Section 6.2. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the accounts of the Participant.
18.1.4 Payments Credited to Account. All loan payments shall be transmitted by the Company to the Trustee as soon as practicable but not later than the end of the month during which such amounts were received or withheld. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Administrator.
18.1.5 Promissory Note. Each loan shall be evidenced by a promissory note executed by the Participant and payable in full to the Trustee, not later than the earliest of (a) a fixed maturity date meeting the requirements of Section 18.1.3(a) above, (b) the Participant’s death, or (c) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.
18.1.6 Administrator Powers. The Administrator shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such additional rules shall include establishment of a reasonable loan fee to reimburse the Plan for the administrative costs of making such loans and establishment of rules for default. The rules may be
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included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Administrator shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met. The Administrator may delegate any of its powers under this Section in accordance with the provisions of Section 3.
IN WITNESS WHEREOF pursuant to Section 13.1.3, this 2021 Restatement has been executed on behalf of the Company by its Chief Human Resources Officer pursuant to authorization of the Company’s Board of Directors this 29th day of April 2021.

NORDSTROM, INC. By: Christine Deputy Title: Chief Human Resources Officer
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APPENDIX A
Participant Investment Direction Appendix
to the
Nordstrom 401(k) Plan
2019 Restatement
This Participant Investment Direction Appendix (“Appendix”) to the Nordstrom 401(k) Plan (the “Plan”) is effective on and after January 1, 2019, for those amounts in Participant’s Plan accounts subject to the Participant Investment Control provisions of Section 6.3 of the Plan.
All Plan assets attributable to Salary Deferral, Rollover, Employer Matching Contributions and Profit Sharing Contributions, and investment earnings and gains or losses thereon (“Eligible Accounts”), shall be held by one (1) or more of the Plan Trustees under a Trust Agreement, to be managed, invested, reinvested and distributed in accordance with the Plan, the Trust Agreement and any agreement with an insurance company or other financial institution constituting a part of the Plan and Trust Fund. The Trustee shall cause to be established and maintained the multiple investment Funds approved by the Retirement Committee from time to time.
1.01 Establishment and Operation of Funds. The Trustee shall establish and maintain at least three (3) investment funds (“Funds”), and establish and implement procedures to enable each account to be invested in one (1) or more of such Funds pursuant to directions made from time to time by each Participant on whose behalf the account is maintained in accordance with the provisions of this Appendix. The Trustee shall establish such other Funds or investment options as the Committee may select and designate in writing.
1.02 Fund Selection. As of the effective date of this Appendix, the Funds shall consist of the Basic Investment Funds, the Nordstrom Common Stock Fund, and the Participant Self-Directed Brokerage Account (“SDBA”), pursuant to 1.02.1, 1.02.2 and 1.02.3.
1.02.1 Basic Investment Funds. Each Basic Investment Fund shall meet the following criteria 1.02.1(a) – (c):
(a)Individual Criteria. Each Basic Investment Fund shall meet the following specific criteria 1.02.1(a)(1) and (2):
(1)Prudent Investment Management. Each Basic Investment Fund shall be under the fiduciary investment management of an Investment Manager or registered investment adviser within the meaning of ERISA §§ 3(21) and 3(38), shall consist of one (1) or more investments which are prudent for Participants who direct how their Plan account balances shall be invested, and which, within the type of investments used for such Basic Investment Fund, meet the diversification and locus of ownership requirements of ERISA § 404 and the liquidity needs of the Plan.

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(2)Types of Funds. Without limitation, any Basic Investment Fund may be a diversified investment portfolio of any of the following types 1.02.1(a)(2)(i) – (v) (or any combination thereof):
(i)    any registered mutual fund or funds;
(ii)    direct investments made by an Investment Manager designated from time to time by the Retirement Committee;
(iii)    any common, collective or commingled Trust Fund maintained by a bank or other financial institution which is qualified under Code §§ 401(a) and 501(a) and constitutes a part of the Plan and Trust Fund;
(iv)    stocks, common or preferred, bonds and other evidences of indebtedness or ownership of Trustee’s choice;
(v)    a group deposit administration annuity contract or other type of contract issued by an insurance company or companies which utilizes commingled, separate or individual separate investment accounts and constitutes a part of the Plan and Trust Fund; or
(vi)    Retirement Committee-designed funds (such as the “Target Retirement Date Funds”), each of which shall in its entirety be a diversified portfolio composed of one or more portfolios of direct investments made and allocated among any of (i) – (v).
(b)Aggregate Criteria. In the aggregate, the Basic Investment Funds shall meet the following criteria 1.02.1(b)(1) and (2):
(1)Broad Range of Investment Alternatives. At any time, there shall be at least three (3) such other diversified Funds which individually have materially different risk and return characteristics from each other, and in the aggregate will enable the Participant to achieve an investment mix with risk and return characteristics that are normally appropriate for a participant in a plan of this type. Without limitation, such grouping of Funds shall include at least one (1) Fund from each of the following three (3) general types of investment characteristics:
(i)    An income producing fund with low risk and ready liquidity.
(ii)    A balanced fund designed to achieve higher return than (i) over longer term market cycles by investing both in stocks and other equities, and bonds and other fixed income investments, and which may be expected to have higher risk than (i).
(iii)    An equity fund designed to achieve higher return than (i) or (ii) over longer term market cycles from investment in stocks and other equity investments, and which may be expected to have higher risk than (i) or (ii).
(2)Multiple Funds. At any time there may be more than one (1) Fund of any type specified in 1.02.1(b)(1) above, and one (1) or more additional Funds which

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might not be any of types 1.02.1(b)(1)(i) - (iii), and the risk and return characteristics of each Fund within a type may vary from Fund to Fund.
(c)Participant Choice, Generally. Except as otherwise provided for the Nordstrom Common Stock Fund under 1.02.2 below, Participant choice of investment among Funds shall be administered by the Company under the following rules 1.02.1(c)(1) - (7):
(1)Frequency. Each Participant shall be entitled to make or change any investment direction or mix for the Participant’s account once during each consecutive three (3) month period. The Retirement Committee may allow more frequent direction if appropriate for any particular Fund or if it decides to do so for all Funds.
(2)Form. The investment direction by the Participant may be made by any written, telephonic or electronic means approved by the Retirement Committee and shall be in any multiple of one percent (1%) of the amount or account to be invested at the time of direction. The Company shall be responsible for establishing safeguards to assure that a specific direction for a Participant’s account is by the Participant or the Participant’s legal representative, and for reporting such directions to the Trustee, and to any administrative office of the Plan or any Fund as needed to effect any such direction. Trustee shall make sure that all investments are made pursuant to directions communicated to it. Trustee shall have the right to rely on the direction provided by the Retirement Committee and not be liable for failure to execute a Participant’s election unless such failure is due to Trustee’s negligence, willful misconduct or failure to act in good faith.
(3)Disclosures. The Company shall provide the following information in (A) - (I) to all Participants in such form and at such times as the Company shall deem appropriate to provide sufficient information to enable each Participant to make informed decisions with regard to investment alternatives and the incidents of ownership of any such investment:
(A)ERISA § 404(c). An explanation that the Plan is intended to constitute a plan described in ERISA § 404(c) and related regulations, and that the fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by any Participant.
(B)Investment Alternatives. A description of the investment alternatives available under the Plan and, with respect to each designated investment alternative, a general description of the investment objectives and risk and return characteristics of each such alternative, including information relating to the type and diversification of assets comprising the portfolio of the designed investment alternative.
(C)Investment Managers. Identification of any designated Investment Managers.

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(D)Choice by Participant. An explanation of the circumstances under which Participant may give investment instructions and of any specified limitations on such instructions under the terms of the Plan, including any restrictions on transfer to or from a designated investment alternative, and any restrictions on the exercise of voting, tender and similar rights appurtenant to a Participant’s investment in an investment alternative.
(E)Fees and Expenses. A description of any transaction fees and expenses which affect the Participant’s account balance in connection with purchases or sales of interests in investment alternatives (e.g., commissions, sales load, deferred sales charges, redemption or exchange fees).
(F)Information Source. The name, address, and phone number of the Company representative responsible for providing relevant information upon request and a description of the information which may be obtained on request.
(G)Confidentiality. A description of the procedures established to provide for the confidentiality of information relating to the purchase, holding and sale of Company securities in the Nordstrom Common Stock Fund and the exercise of voting, tender and similar rights in Nordstrom Common Stock Fund shares, and the name, address and phone number of the Trustee representative responsible for monitoring compliance with the procedures.
(H)Prospectus Information. A copy of the most recent prospectus or similar disclosure document furnished by any Fund to the Company or Trustee shall be provided to a Participant immediately before or after such Participant makes the initial investment in such Fund.
(I)Information Upon Request. Upon request, a Participant shall be given the following most current information available to the Plan: (i) a description of the annual operating expenses of each Fund, including the total expenses as a percentage of average net assets; (ii) the latest prospectus, financial statements and reports furnished to the Plan; (iii) a list of assets held by each Fund and the value or percentage each asset represents in the Fund, including with respect to any fixed rate non-governmental investment contract the identity of the issuer and the term and return rate of the contract; (iv) share or unit value in each Fund and past and current investment performance on a reasonable and consistent basis; (v) the value of shares or units held in the Participant’s account.
(4)Voting Rights. Except as provided below in (d) regarding the Nordstrom Common Stock Fund, the Trustee or Investment Manager of the Fund shall have complete discretion whether or not to exercise all voting, tender and other ownership rights incidental to ownership of Plan investments in any Fund and such rights shall not be passed through to or exercised by any Participant.

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(5)Plan Expenses. No account balance shall be reduced by any expense charge other than (i) expenses charged by the Fund to derive net share or unit value of the Participant’s investment in that Fund, and (ii) expenses charged by the Plan attributable to the operation and administration of the Plan under Section 3.9, or to make or process any account transactions with respect to the Participant.
(6)Default Fund. The Retirement Committee shall designate the Fund or Funds that shall be used in the event a Participant fails to make a timely designation of any particular Fund(s), and assets in Participant’s account shall be so invested until changed by the Participant’s later timely designation.
(7)Participant Free Choice. Each Participant shall have full power and discretion to control the investment of all assets in such Participant’s account without restriction and without regard to the resulting risk or return or what any other Participant or a prudent fiduciary might do in like circumstances. Every designation of any investment Fund by a Participant shall be an exercise of Participant control for purposes of the limitation of fiduciary liability under 1.04.
1.02.2 Nordstrom Common Stock Fund. The following special rules 1.02.2(a)-(f) apply to Participant directed investment in Nordstrom common stock under the Nordstrom Common Stock Fund to the extent they modify the general rules in 1.02.1(a), above:
(a)Participant Directed Investment. The Trustee shall establish the Nordstrom Common Stock Fund to receive, invest and reinvest Eligible Accounts primarily (or exclusively) in Company stock, in accordance with a Participant’s direction pursuant to this Appendix and the Plan. The Trustee may place Trust assets awaiting investment in Company stock in any interest bearing accounts or certificates of deposit offered by any bank (including the Trustee) or savings and loan association, in governmental obligations, or in stocks, shares and obligations of corporations or of unincorporated associations or trusts or investment companies or in any kind of investment fund (including any pooled investment fund maintained by the Trustee), without regard to whether or not such investment is an authorized or appropriate investment for Trustees under any state laws, or hold them in cash.
(b)Voting. Voting, tender and similar ownership rights incidental to ownership of the shares of Company stock held in or for the Nordstrom Common Stock Fund account of each Participant (“shareholder Participant”) shall be passed through to the shareholder Participant in accordance with 1.02.2(b)(1) and 1.02.2(b)(2), and 1.02.2(c) and 1.02.2(d) next following:
(1)Shareholder Information. Each shareholder Participant shall receive all proxy statements, proxies and other information furnished to Company shareholders in connection with ownership of Company stock and any matters submitted to them for shareholder vote, tender or other shareholder action.
(2)Exercise of Shareholder Rights. Each shareholder Participant shall have the right to determine relevant information and exercise or not exercise all shareholder

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rights, in person or by proxy, and to do so on a confidential basis, without potential for undue employer influence in connection therewith.
(c)Company Role. In addition to other powers and duties under this Appendix involving Nordstrom Common Stock Fund shares, the Company shall comply with the following 1.02.2(c)(A) and (B) with regard to all Nordstrom Common Stock Fund shares and Participant rights:
(A)Confidentiality. Each Company employee involved in Plan administration shall keep in confidence all confidential information regarding any individual Participant’s action or inaction regarding any Nordstrom Common Stock Fund participation or nonparticipation, unless the Participant gives voluntary consent to disclosure or the information must be disclosed to comply with applicable law.
(B)Notice to Trustee. The Company shall notify the independent fiduciary responsible for voting the Nordstrom Common Stock Fund shares (the “Voting Trustee”) of any facts or circumstances that do or might involve the potential for undue employer influence.
(d)Voting Trustee Role. In connection with any Participant’s purchase, holding, voting, tender, sale or exercise of other shareholder rights involving Company stock in the Nordstrom Common Stock Fund, the Voting Trustee, as a Plan fiduciary that is independent of the Company or other Plan sponsor, shall establish procedures, make determinations and take other actions the Voting Trustee deems appropriate to comply with the following 1.02.2(d)(1) - (3):
(1)Confidentiality. Voting Trustee shall ensure that appropriate safeguards are in place to maintain the confidentiality of information relating to such Participant actions, unless the Participant gives voluntary consent to disclosure or the information must be disclosed to comply with applicable law.
(2)Avoid Undue Employer Influence. The Voting Trustee shall take appropriate action to enable each shareholder Participant to exercise Nordstrom Common Stock Fund shareholder rights without undue employer influence in any circumstance that Voting Trustee, or another Plan fiduciary, determines to involve a potential for undue employer influence upon Participants with regard to direct or indirect exercise of shareholder rights.
(3)Voting or Tender of Shares. With regard to voting or tender of any Nordstrom shares held in the Nordstrom Common Stock Fund, the Voting Trustee (i) shall ensure that Participant directions to vote for or against, or in the discretion of the Voting Trustee, or to tender or not tender, with respect to Participant’s Nordstrom Common Stock Fund shares is effected as directed by the Participant; (ii) as legal owner, shall exercise its sole discretion as to any shareholder rights regarding all shares for which the Voting Trustee does not receive the Participant’s direction; and (iii) shall take such action as Voting Trustee, in its sole discretion, deems

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appropriate in any circumstance that does or might involve the potential for undue employer influence.
(e)Registration. In the event that the Retirement Committee directs the Trustee to dispose of any Company stock held as a Nordstrom Common Stock Fund asset, under circumstances which require registration and/or qualification of the securities under applicable federal or state securities laws, the Company, at its own expense, will take, or cause to be taken, any and all such actions as may be necessary or appropriate to effect such registration and/or qualification.
(f)Distributions. The Trustee shall make distributions from the Trust, at such times and in such number of shares of Company stock and/or amounts of cash, to the person entitled thereto under the Plan, as the Retirement Committee directs in writing. Any undistributed portion of a Participant’s Company Stock Account under the Plan shall be retained in the Trust until the Retirement Committee directs its distribution. Where distribution is directed in Company stock, the Retirement Committee or the Trustee shall cause the Company to issue an appropriate stock certificate to the person entitled thereto, to be delivered to such person by the Retirement Committee. Any portion of a Participant’s Company Stock Account to be distributed in cash shall be paid by the Trustee’s furnishing its check to the Retirement Committee for delivery to the Participant (or beneficiary).
1.02.3 Self-Directed Brokerage. In addition to the Funds provided for in 1.02.1 and the Nordstrom Common Stock Fund under 1.02.2, such Eligible Accounts as may be invested in the Funds may also be invested in a Self-Directed Broker Account “SDBA.” Participants directing the investment of their Eligible Accounts shall pay all expenses relating to such SDBA, and the SDBA shall be subject to certain restrictions. In particular, the following restrictions apply:
(a)SDBA Provider. The Company shall select an SDBA provider who, in the Company’s judgment, will adequately administer and monitor the operation of each Participant’s SDBA account to ensure that it operates as provided for under the Plan.
(b)Investment Restrictions. The following restrictions apply to investments available through an SDBA:
(1)In accordance with ERISA § 404(b), no investment shall be permitted that would cause the Plan to hold assets with “indicia of ownership” outside the jurisdiction of the federal district courts of the United States.
(2)No investment shall be permitted that could result in a loss in excess of such investment’s principal. This class of investment includes, but is not limited to:
(A)margin arrangements;
(B)commodities contracts;
(C)short selling; and

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(D)any other investment with a loss potential in excess of the investment’s principal.
(3)No investment shall be permitted that would result in a direct or indirect:
(A)Loan to the Employer or any of its Affiliates;
(B)Acquisition or sale of real property that is leased to an Employer of Employees covered by the Plan (or an Affiliate of such Employer).
(C)Acquisition of Company or Affiliate stock; or
(D)Sale, exchange or lease of property between the Plan and the Employer or its Affiliates (other than the purchase or sale of a qualifying employer security or the acquisition or disposition of an interest in an investment fund managed by the Employer or any of its Affiliates).
(4)No investment shall be permitted that would violate the prohibited transaction rules under Department of Labor Regulation § 2510.3-101.
(5)Investment shall be permitted only in publicly-offered securities registered under the Securities Exchange Act of 1934 or securities issued by an investment company registered under the Investment Company Act of 1940; investments not-so-registered, including but not limited to life insurance contracts and collectibles, shall in no way be permitted as an investment in an SDBA.
(6)An investment shall be permitted only to the extent that such investment is priced no less frequently than any day the New York Stock Exchange is open for business, so as to ensure that distributions and Participant directed transfers can occur on a timely basis.
1.03 Transaction Restrictions. Investments under this Appendix may generally be made on any Valuation Date provided in the Plan; however, notwithstanding any other provision to the contrary, Participant direction and control over the account balances shall be subject to the administrative limitations and restrictions imposed, and by the procedures established by the Company, Committee, Trustee, or the SDBA provider, as applicable. In that regard, the following restrictions may apply to a particular transaction:
1.03.1 “Daily” Valuation and Transactions. Although the Plan is currently intended to allow Participants daily access to their account balances, account balance transactions are typically processed after the close of the applicable trading market on a Valuation Date (which typically is 4:30 p.m. eastern time) where trading occurs. Pricing of investments available through the Plan will reflect a weighted average of the transactions in that investment on each Valuation Date.
1.03.2 Account Settlement. Amounts subject to a transfer, reallocation or other transaction involving a participant’s account will not be available for further direction, transfer, reallocation or other transaction until the transaction actually takes place, is accounted for

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2021 RESTATEMENT

and actually settles. In the usual case, this occurs on the next Valuation Date for the Investment Funds and on the third following Valuation Date for the Nordstrom Common Stock Fund. Funds invested and transactions occurring in a Participant’s SDBA account will settle as provided for in the SDBA account agreement and as provided for by the SDBA provider. In addition, the establishment of a SDBA will occur as soon as reasonably practicable upon the Participant’s completion of the appropriate forms and delivery to the SDBA provider; transfers between the SDBA and the Investment Funds also may be subject to the settlement delays described above in addition to the time for processing the transaction.
1.03.3 Equity Wash Provisions. In some cases, transfers between Investment Funds and/or the SDBA may require that funds relating to the transaction not be deposited into a competing fund within a certain period of time, typically 90 days. Participant investment direction, transfers and other transactions shall be subject to such so-called equity wash provisions and limited according to the Plan’s agreements with the investment fund provider(s) and the Trustee.
1.04 Legal Limitations. The following limitations 1.04.1 to 1.04.3 on duties and liabilities apply to the Trustee, Retirement Committee, Company and any other individual or entity having investment duties or powers under this Appendix or the Plan, and their respective shareholders, officers, directors, employees, agents and counsel (“protected parties”):
1.04.1 No Liability. No protected party shall be liable for any loss or any breach which results from the Participant’s exercise of control, by action or inaction, over Participant’s Plan account under this Appendix, unless such loss or breach results from such party’s own negligence, willful misconduct or failure to act in good faith pursuant to directions of the Participant hereunder received by such party.
1.04.2 ERISA § 404(c). The intent of this Appendix is to give the protected parties full protection from liability under ERISA § 404(c), whether the action or inaction by the Participant or protected party is or is not addressed in regulations or other government agency pronouncements.
1.04.3 State Law. Investments authorized hereunder shall be made without regard to whether or not such investment is an authorized or appropriate investment for Trustees under any state laws.

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2021 RESTATEMENT

APPENDIX B
Special Vesting and Matching Contribution Rules for Store Closures
to the
Nordstrom 401(k) Plan
2021 Restatement
1.Plan Provision. The Company has the authority to amend the Plan under Section 15.2 and such authority includes the right to adopt special vesting and contribution rules for Plan participants affected by a store or facility closure. Prior to the adoption of the 2021 Restatement, the Plan provided that the Company’s Chief Human Resources Officer had the discretion to adopt such special vesting and contribution rules and the following provisions of this Appendix B memorialize such decisions.
2.Triggering Event. Permanent store or facility closures, as listed in the chart on page 2 of this Appendix B.
3.Additional Benefits. Nordstrom elected to provide one or both of the additional Plan benefits below to employees affected by the listed closures, as outlined in the chart on page 2 of this Appendix B:
(a)Vesting: Participants credited with at least one Year of Service as of their separation date are 100% vested in Company matching contributions allocated to their Plan account prior to the separation date, notwithstanding the vesting schedule under the Plan.
(b)Matching Contributions: Participants credited with at least 1,000 Hours of Service during 2011 (as of their separation date) will receive an allocation of matching contributions for 2011, if Nordstrom decides to make a discretionary matching contribution for 2011, notwithstanding that they are not employed on the last day of the Plan Year.
4.Conditions. To receive these additional benefits, the participant must have been eligible for, and must have elected to participate in, the Nordstrom Job Elimination or Leadership Separation Program or another severance plan sponsored by the Company.

Store Number and Location	Closure Date	additional benefits provided
		Vesting	Matching Contributions
Store 030 Salt Lake City, UT	January 30, 2007	Yes	No
Store 226 Circle Center, IN	July 31, 2011	Yes	Yes
Store 038 Orem, UT	February 24, 2012	Yes	No
Store 318 Long Beach, CA	January 22, 2014	Yes	No

CARES ACT Provisions Appendix    NORDSTROM 401(k) PLAN
2021 RESTATEMENT

Store 767 Orlando, FL	August 16, 2014	Yes	Yes
Store 021 Portland, OR	January 10, 2015	Yes	No
Store 026 Vancouver, WA	January 10, 2015	Yes	No
Store 761 Buford, GA	February 28, 2015	Ye	No
Store 362 San Diego, CA	August 26, 2016	Yes	Yes
Store 324 Santa Ana, CA	March 17, 2017	Yes	No
Store 632 Dulles, VA	September 8, 2017	Yes	Yes
Nordstrom Bank	November 1, 2017	Yes	Yes
Store 701 Puerto Rico (temporary closure)	November 4, 2017	Yes	Yes
Store 23 Salem, Or	April 6, 2018	Yes	No
Store 528 Providence Place, RI	January 4, 2019	Yes	No
Store 628 Norfolk, VA	April 5, 2019	Yes	No
Store 766 Wellington, FL	April 5, 2019	Yes	No
Store 2 Northgate, WA	August 9, 2019	Yes	Yes
Store 12 Anchorage, AK	September 13, 2019	Yes	Yes
Store 236 Clinton, MI	September 13, 2019	Yes	Yes
Store 426 San Francisco, CA	September 13, 2019	Yes	Yes
Store 24 Happy Valley, OR	June 21, 2020	Yes	No
Store 35 Broomfield, CO	June 21, 2020	Yes	No
Store 323 Montclair, CA	June 21, 2020	Yes	No
Store 344 Santa Barbara, CA	June 21, 2020	Yes	No
Store 381 Chandler, AZ	June 21, 2020	Yes	No
Store 325 Riverside, CA	June 7, 2020	Yes	No
Store 364 Escondido, CA	June 7, 2020	Yes	No

CARES ACT Provisions Appendix    NORDSTROM 401(k) PLAN
2021 RESTATEMENT

Store 429 Sacramento, CA	June 7, 2020	Yes	No
Store 430 Pleasanton, CA	June 7, 2020	Yes	No
Store 722 Hurst, TX	June 7, 2020	Yes	No
Store 512 Queens, NY	January 31, 2020	Yes	No
Store 522 Freehold, NJ	July 12, 2020	Yes	No
Store 626 Annapolis, MD	July 12, 2020	Yes	No
Store 635 Richmond, VA	July 12, 2020	Yes	No
Store 701 Puerto Rico	June 1, 2020	Yes	No
Store 768 Miami, FL	July 12, 2020	Yes	No
Store 775 Naples, FL	July 12, 2020	Yes	No
Just Jeffrey CA, GA, NY	June 1, 2020	Yes	No

CARES ACT Provisions Appendix    NORDSTROM 401(k) PLAN
2021 RESTATEMENT

APPENDIX C
CARES ACT PROVISIONS
Minimum Required Distributions in 2020.
1.     Suspension of Required Minimum Distributions for 2020. Notwithstanding section 11.5-2    of the Plan, effective May 8, 2020, a Participant or Beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a participant with a required beginning date of April 1, 2021) but for the enactment of Code § 401(a)(9)(I) (“2020 RMDs”), and who would have satisfied that requirement by receiving distributions that are either: (1) equal to the 2020 RMDs; or (2) one or more payments (that include the 2020 RMDs) in a series of substantially equal periodic payments made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a period of at least 10 years (“Extended 2020 RMDs”), the Participant will not receive such distributions unless the Participant elects to receive such distributions in accordance with procedures adopted by the Plan.
2.    Direct Rollovers. For purposes of the direct rollover provisions of the Plan, the following will also be treated as eligible rollover distributions in 2020:
    2020 RMDs and Extended 2020 RMDs.
Coronavirus-Related Distributions.
Notwithstanding any provisions of the Plan to the contrary, the following provisions shall apply effective May 8, 2020 unless otherwise specified herein:
(a)    Coronavirus-Affected Participants may designate all or a portion of a qualifying distribution as a Coronavirus-Related Distribution.
A “Coronavirus-Related Distribution” means any distribution made from January 1, 2020 to December 30, 2020, to a Coronavirus-Affected Participant, to the extent that such distribution, when aggregated with all other Coronavirus-Related Distributions to the Coronavirus-Affected Participant (including the aggregate amount of such distributions from all plans maintained by the employer and any member of any controlled group which includes the employer), does not exceed $100,000. A Coronavirus-Related Distribution must be made in accordance with the distribution provisions of the Plan, except that:
(1)A Coronavirus-Related Distribution shall be deemed to be made after the occurrence of any distributable events otherwise applicable under Code § 401(k)(2)(B)(i).
(2)The requirements of Code §§ 401(a)(31), 402(f), and 3405 shall not apply.
(d) A Participant who received a Coronavirus-Related Distribution may repay to the Plan in one or more contributions, provided such Coronavirus-Related Distribution is eligible for tax-free rollover treatment. Any such re-contribution:
(1)Will be treated as having been made in a direct rollover to the Plan.
(2)Must be made during the three-year period beginning on the day after the date on which such distribution was received.

CARES ACT Provisions Appendix    NORDSTROM 401(k) PLAN
2021 RESTATEMENT

(3)Cannot exceed the amount of such distribution.
Loans to Coronavirus-Affected Participants.
Notwithstanding any provisions of the Plan to the contrary, the loan repayments that are due for a Coronavirus-Affected Participant during the period beginning on March 27, 2020 and ending not later than December 31, 2020 (“eligible repayment period”) shall be suspended until January 2021 (“suspension period”). The loan repayments must resume after the end of the eligible repayment period, and the term of the loan will be extended by the duration of the suspension period. Interest accruing during the suspension period will be added to the remaining principal of the loan. The Coronavirus-Affected Participant shall repay the loan thereafter by amortization in substantially level installments over the remaining period of the loan.
Coronavirus-Affected Participant. A “Coronavirus-Affected Participant” means a participant that meets one of the following requirements:
Who is diagnosed with SARS-CoV-2 or coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention.
(1)Whose spouse or dependent is diagnosed with the virus or disease.
(2)Who experiences adverse financial consequences due to the virus or disease as a result of being quarantined; being furloughed, laid off, or having work hours reduced; being unable to work due to the lack of childcare; or the closing or reduction in hours of a business that the individual owns or operates.
(3)Who experiences an adverse financial consequence as a result of the individual having a job offer rescinded or start date for a job delayed due to COVID-19.
(4)Who experiences an adverse financial consequence as a result of the individual's spouse or member of the individual's household being quarantined, being furloughed or laid off, having work hours reduced due to COVID-19, being unable to work due to lack of childcare due to COVID-19, having a reduction in pay (or self-employment income) due to COVID-19, or having a job offer rescinded or start date for a job delayed due to COVID-19.
(5)Who experiences an adverse financial consequence as a result of closing or reducing hours of a business owned or operated by the individual's spouse or a member of the individual's household due to COVID-19.

CARES ACT Provisions Appendix    NORDSTROM 401(k) PLAN
2021 RESTATEMENT